SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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FREIGHTCAR AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

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FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

March 31, 2016

Dear FreightCar America Stockholder:

You are cordially invited to attend the annual meeting of stockholders of FreightCar America, Inc. to be held at 10:00 a.m. (local time) on Thursday, May 12, 2016 at The Metropolitan Club, 233 South Wacker Drive, 67th Floor, Illinois Room, Chicago, Illinois 60606.

The purpose of the meeting is to consider and vote upon proposals to (i) elect two directors who have been nominated for election as Class II directors to three-year terms, (ii) approve, on an advisory basis, the compensation of our Named Executive Officers, (iii) ratify the appointment of our independent registered public accounting firm for 2016 and (iv) transact such other business as may properly come before the meeting.

Whether or not you plan to attend the meeting and regardless of the number of shares you own, it is important that your shares be represented at the meeting. After reading the enclosed proxy statement, please promptly vote your shares in accordance with the instructions on the enclosed proxy card to assure that your shares will be represented.

The board of directors and management appreciate your continued confidence in FreightCar America and look forward to seeing you at the annual meeting.

Sincerely,

/s/ William D. Gehl

WILLIAM D. GEHL
Chairman of the Board

FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 12, 2016

March 31, 2016

Dear FreightCar America Stockholder:

We are notifying you that the annual meeting of stockholders of FreightCar America, Inc. will be held at 10:00 a.m. (local time) on Thursday, May 12, 2016 at The Metropolitan Club, 233 South Wacker Drive, 67th Floor, Illinois Room, Chicago, Illinois 60606, for the following purposes:

1.	To elect two directors as Class II directors, each for a term of three years.

2.	To hold an advisory vote to approve the compensation of our Named Executive Officers.

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2016.

4.	To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the enclosed proxy statement. We also have enclosed a copy of our 2015 Annual Report on Form 10-K. We are initially mailing this notice of annual meeting, the proxy statement and the enclosed proxy card to our stockholders on or about March 31, 2016.

Only stockholders of record at the close of business on March 18, 2016 are entitled to vote at the meeting and any postponements or adjournments of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

Whether or not you plan to attend the meeting, please be sure to vote your shares in accordance with the instructions on the enclosed proxy card as promptly as possible. You can withdraw your proxy at any time before it is voted.

By order of the Board of Directors,

/s/ Georgia L. Vlamis

GEORGIA L. VLAMIS
Vice President, General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2016:

Our Proxy Statement and Annual Report on Form 10-K for the year ended

December 31, 2015 are available at

www.railproxy.info

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FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

PROXY STATEMENT

The board of directors of FreightCar America, Inc. (“FreightCar America” or the “Company”) is asking for your proxy for use at the annual meeting of our stockholders to be held at 10:00 a.m. (local time) on Thursday, May 12, 2016 at The Metropolitan Club, 233 South Wacker Drive, 67th Floor, Illinois Room, Chicago, Illinois 60606, and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy card to our stockholders on or about March 31, 2016.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of annual meeting, including (i) the election of two directors who have been nominated for election as Class II directors to three-year terms, (ii) approval, on an advisory basis, of the compensation of our Named Executive Officers (“NEOs”), (iii) the ratification of the appointment of our independent registered public accounting firm and (iv) any other business properly coming before the meeting.

What are our voting recommendations?

Our board of directors recommends that you vote your shares “FOR” each of the nominees named below under “Proposal 1 – Election of Class II Directors,” “FOR” the approval, on an advisory basis, of the compensation of our NEOs as discussed below under “Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers” and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as discussed below under “Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm.”

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 18, 2016, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on the record date at the meeting and any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on.

What constitutes a quorum?

If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. As of the record date, we had 12,367,438 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum.

How do I vote?

You may vote in person at the annual meeting or you may vote by proxy. You may vote by proxy by (i) completing, signing, dating and mailing the enclosed proxy card, or by (ii) following the instructions on your proxy card for voting by telephone or on the Internet. To vote by telephone or on the Internet, you will need the control number included on your proxy card. If you vote by proxy, the individuals named on the proxy card as proxy holders will vote your shares in the manner you indicate. If you do not indicate your instructions, your shares will be voted:

•	“FOR” the election of the two nominees named below under “Proposal 1 – Election of Class II Directors” to three-year terms;

•	“FOR” the approval, on an advisory basis, of the compensation of our NEOs under “Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers;” and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2016 under “Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm.”

Can I revoke my proxy or change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting by delivering to our Secretary a written notice of revocation or a properly submitted proxy bearing a later date, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you vote in person at the meeting.

What vote is required to approve each matter that comes before the meeting?

Director nominees must receive the affirmative vote of a plurality of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon, meaning that the two nominees for Class II director with the most votes will be elected. Each of the approval, on an advisory basis, of the compensation of our NEOs and the ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting in person or by proxy. Broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval. Abstentions will have the effect of a vote against the approval, on an advisory basis, of the compensation of our NEOs and the ratification of the appointment of our independent registered public accounting firm but will not be taken into account in determining the outcome of the election of directors. However, each of our directors and director candidates has offered a contingent resignation that may be accepted by the board of directors in its discretion if a majority of the votes are not cast “FOR” such director in an uncontested election.

What happens if additional proposals are presented at the meeting?

If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. We will bear all costs of solicitation, including a base fee of $7,500 and reasonable out-of-pocket expenses to be paid to the proxy solicitation firm of Okapi Partners LLC.

PROPOSALS TO BE VOTED ON

Proposal 1 – Election of Class II Directors

Our certificate of incorporation provides for a classified board of directors consisting of three classes of the same or nearly the same number of directors. The number of members of our board of directors is currently fixed at seven directors. The term of office of each current Class II director is scheduled to expire at our annual meeting of stockholders to be held this year. Currently, two of our directors, William D. Gehl and Andrew B. Schmitt, are Class II directors. At the recommendation of our nominating and corporate governance committee, our board of directors has determined to nominate Messrs. Gehl and Schmitt for election to three-year terms as Class II directors at our annual meeting this year.

Each nominee elected by our stockholders as a Class II director at our annual meeting this year will be elected to a term to expire at the annual meeting of stockholders in 2019.

Information about the director nominees, the continuing directors and our board of directors is contained in the section of this proxy statement entitled “Governance of the Company—Board Structure and Composition.”

In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. Our board of directors has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable or unwilling to serve as a director.

Our board of directors recommends that you vote “FOR” the election of William D. Gehl and Andrew B. Schmitt as Class II directors.

Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which amends Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enables our stockholders to approve, on an advisory basis, the compensation programs for our NEOs (sometimes referred to as “say on pay”).

As discussed below in this proxy statement, we believe that our executive compensation programs must be closely linked to our stockholders’ interests and we therefore welcome our stockholders’ input in this area. As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to attract, motivate and retain the individuals we need to drive business success. We believe that our executives should act in the long-term interests of our stockholders and therefore pay a significant portion of total compensation to our executives in the form of stock options, performance shares and/or restricted stock. Our compensation programs also are closely tied to performance, with incentive compensation varying in accordance with objectively determinable Company, segment and individual performance measures. In addition, the variable component of compensation increases as an individual’s business responsibilities increase.

The compensation committee of our board of directors follows best practices in the design and governance of our compensation programs, including, but not limited to the following:

•	we have adopted a clawback policy;

•	we have adopted an anti-hedging policy for our officers and directors;

•	we have adopted stock ownership guidelines for our officers and directors and the stock ownership of each of our officers and directors exceeded the Company’s minimum stock ownership requirements in 2015;

•	the LTIP (defined herein) expressly prohibits repricing or exchanging awards;

•	we do not pay tax gross-ups for executive perquisites;

•	we do not pay tax gross-ups for change of control payments under Code Section 280G;

•	we do not provide single-trigger golden parachute payments;

•	we do not provide perquisites for former or retired executives;

•	we do not provide extraordinary relocation or home buyout benefits;

•	we do not provide personal use of corporate aircraft, personal security systems maintenance and/or installation, car allowances or executive life insurance; and

•	we do not pay or provide payments for terminations for cause or resignations other than for good reason.

At our 2015 annual meeting of stockholders, the Company’s stockholders approved, on an advisory basis, the compensation of our NEOs with the affirmative vote of the holders of more than 98% of the shares voted. This vote of approval reinforced our compensation committee’s belief in the merits of the Company’s compensation structure and, thus, our compensation committee generally kept the Company’s 2015 compensation program for NEOs similar to the Company’s program in 2014.

You are invited to review the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure and to vote to approve, on an advisory basis, the compensation of our NEOs through the adoption of the following resolution at the 2016 annual meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

This vote is nonbinding. The board of directors and the compensation committee, which is comprised of independent directors, will consider the outcome of the vote when evaluating future executive compensation decisions.

At the 2011 annual meeting, the board of directors proposed and the Company’s stockholders approved, on an advisory basis, a frequency of every year for advisory votes on the compensation of our NEOs. In accordance with this vote, this year the board of directors is again implementing an advisory vote on the compensation of our NEOs. The next required vote on the frequency of advisory votes on the compensation of our NEOs will occur no later than the 2017 annual meeting.

Our board of directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs.

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

Deloitte & Touche LLP audited our financial statements for our fiscal year ended December 31, 2015, and has been selected by the audit committee of our board of directors to audit our financial statements for the fiscal year ending December 31, 2016. A representative of Deloitte & Touche LLP is expected to attend our annual meeting, where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, we are submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, our audit committee will review its future selection of independent registered public accounting firms. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

For information regarding audit and other fees billed by Deloitte & Touche LLP for services rendered with respect to fiscal years 2015 and 2014, see the section of this proxy statement entitled “Fees of Independent Registered Public Accounting Firm and Audit Committee Report—Fees Billed by Independent Registered Public Accounting Firm.”

Our board of directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

GOVERNANCE OF THE COMPANY

Board Structure and Composition

Our certificate of incorporation provides for a classified board of directors consisting of three classes of the same or nearly the same number of directors. The number of members of our board of directors is currently fixed at seven directors:

•	James D. Cirar, Malcolm F. Moore and S. Carl Soderstrom, Jr. serve in Class I. Their terms will expire on the date of the annual meeting of stockholders to be held in 2018.

•	William D. Gehl and Andrew B. Schmitt serve in Class II. Their terms will expire on the date of the upcoming annual meeting of stockholders to be held on May 12, 2016.

•	Thomas A. Madden and Joseph E. McNeely serve in Class III. Their terms will expire on the date of the annual meeting of stockholders to be held in 2017.

Upon the expiration of the term of each class of directors, directors of that class generally may be re-elected for a three-year term at the annual meeting of stockholders in the year in which their term expires. A director elected by the board of directors is designated upon his or her election as a Class I, Class II or Class III director, and serves a term that expires at the next annual meeting of stockholders after such director’s election. A director elected by the stockholders at an annual meeting of stockholders to succeed a director elected during the preceding year by the board of directors joins the same class as the replacement director whom he or she succeeds and serves a term that expires at the next annual meeting of stockholders at which the terms of the other directors of that director’s class are or would be scheduled to expire. Each of our directors has signed a contingent resignation letter providing that if a majority of the votes of the shares in an uncontested election in which such director is a nominee are designated to be “withheld” from, or are voted “against,” the director’s election, and the board of directors accepts the contingent resignation letter following such election, the director’s resignation will be effective upon the acceptance of the resignation by the board of directors.

Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Our certificate of incorporation also provides that our board of directors may fill any vacancy created by the resignation of a director or an increase in the size of the board of directors.

Nominees for election at this meeting for terms expiring in 2019

William D. Gehl, 69, has served as a director since May 2007 and as the Chairman of the Board of Directors since January 2013. He is a member of our audit and nominating and corporate governance committees. He is Chairman and owner of IBS of Southeastern Wisconsin, a distributor of automotive and other batteries. He was Chairman and Chief Executive Officer of Gehl Company, a manufacturer of compact construction equipment, from April 2003 until his retirement from that company in April 2009. Prior to that time, he was President and Chief Executive Officer of Gehl Company since November 1992, Chairman of Gehl Company since April 1996, and a director of Gehl Company since 1987. During the past seven years, Mr. Gehl has been a member of the boards of directors of Astec Industries, Inc. (a publicly held manufacturer of road-building and construction equipment), Mason Wells, Inc. (a private equity investor), The Oilgear Company (a manufacturer of hydraulic pumps and related products) and Westbury Bank (a publicly held full-service community bank with 12 locations). He brings to our board of directors, among other things, his background as the chief executive officer of a public company for over 16 years and general management, marketing and financial experience, as well as M.B.A. and law degrees and his service on the audit committee of another public company (Astec Industries). He is a member of the Wisconsin and Florida state bars.

Andrew B. Schmitt, 67, has served as a director since October 2012 and is the chairman of our compensation committee and a member of our nominating and corporate governance committee. He was the Chief Executive Officer of Layne Christensen Company, which provides water management, construction and drilling services and related products to water, mineral and energy markets, from October 1993 to January 2012, and President of that company from October 1993 to September 2011. From October 1993 until June 2012, he also served as a director of Layne Christensen. Since September 2003, Mr. Schmitt has been a director of Euronet Worldwide Inc., which provides payment and transaction processing and distribution solutions to financial institutions, retailers, service providers and consumers, and currently serves on that board’s audit, compensation and nominating and corporate governance committees. Prior to his service at Layne Christensen, Mr. Schmitt was a Division President for Baker Hughes Incorporated and NL Industries Inc. as well as General Manager and Controller for Dorsey Corp. and Hoover Universal, Inc. Having served as a chief executive officer for over 18 years, Mr. Schmitt brings to our board extensive experience in leading complex global organizations.

Directors whose terms continue until 2017

Thomas A. Madden, 62, has served as a director since December 2005 and is a member of our compensation and audit committees. Mr. Madden served as the Executive Vice President and Chief Financial Officer of Ingram Micro Inc., a technology distributor, from July 2001 to April 2005. From October 1997 to July 2001, Mr. Madden served as the Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc., a supplier of motor vehicle components. Mr. Madden has been a member of the boards of directors of Champion Enterprises, Inc. (a modular and manufactured homes producer) from 2006 to 2010, Mindspeed Technologies, Inc. (a provider of semiconductors for network applications) from 2003 to 2014, and Intcomex, Inc. (an IT products distributor) since 2006. Having served as the chief financial officer of two public companies, Mr. Madden brings extensive financial expertise and skills to our board of directors, as well as the insights and experience he has gained as a director of three other public companies.

Joseph E. McNeely, 51, was appointed as our Chief Executive Officer effective October 4, 2013, and has served as a director since that date. Mr. McNeely also serves as President of the Company, a position to which he was appointed on May 1, 2013. Mr. McNeely served as the Company’s Vice President, Finance, Chief Financial Officer and Treasurer from September 2010 until May 2013 and interim Vice President, Finance, Chief Financial Officer and Treasurer from January 22, 2016 until February 29, 2016. Prior to joining the Company, Mr. McNeely served as a Vice President, Sales and Marketing for Mitsui Rail Capital, LLC, a railcar leasing and services company. While working for Mitsui Rail, Mr. McNeely focused his efforts on railcar leasing and marketing, business development and diversifying its railcar portfolio. Previously, he held positions at GATX Corporation, including Vice President Finance for GATX Rail and Vice President Finance and IT for GATX Terminals Corporation. Prior to joining GATX, Mr. McNeely spent 12 years at Arthur Andersen LLP. Mr. McNeely is a Certified Public Accountant. In addition to the knowledge about the Company that he has gained as our President and Chief Executive Officer, the board of directors benefits from Mr. McNeely’s financial and accounting experience and his many years of railcar industry experience.

Directors whose terms continue until 2018

James D. Cirar, 69, has served as a director since June 1999 and is a member of our audit and compensation committees. Mr. Cirar is a private investor. He was a director of Transportation Technologies Industries, Inc. (“TTII”), a manufacturer of railcar and truck components, and President and Chief Executive Officer of TTII’s foundry group from January 2000 until the company was acquired by Accuride Corporation in 2005. Mr. Cirar was Chairman of two of our subsidiaries, Johnstown America Corporation and Freight Car Services, Inc., from September 1998 to June 1999. From September 1995 to August 1998, he was the President and Chief Executive Officer of Johnstown America Corporation, a predecessor of the Company. Mr. Cirar brings to our board of directors the business experience he has gained as a partner in private equity transactions, as well as deep industry knowledge and close familiarity with the Company’s business.

Malcolm F. Moore, 65, has served as a director since March 2015 and is the chairman of our nominating and corporate governance committee and a member of our compensation committee. Since July 2015, Mr. Moore has served as Executive Vice President of Operations for Twin Disc, Inc., a global manufacturer and distributor of power transmission equipment for marine, transportation and industrial equipment. Between 2006 and 2015, he also served on the board of directors of Twin Disc, Inc. From June 2013 to June 2015, Mr. Moore served as the President and Chief Executive Officer of Digi-Star LLC, a global supplier of electronic components and software used in precision agriculture. From November 2011 to June 2013, Mr. Moore served as Chairman of Digi-Star. Prior to joining Digi-Star, Mr. Moore served as an advisor to Baird Capital Partners from June 2010 to November 2011. Between 1999 and 2010, Mr. Moore worked in a variety of executive roles at Gehl Company, a publicly held manufacturer of compact construction equipment, including serving as President and Chief Executive Officer from August 2009 to April 2010. Earlier in his career, Mr. Moore served in senior executive roles at Pangborn Corporation, an international manufacturer of blast media equipment used by manufacturers of metal products, and LINAC Holdings Inc., a manufacturer of specialized equipment used in steel production, industrial heat-treating, scientific research and product manufacturing. Mr. Moore currently serves on the board of directors of AG Growth International Inc., a manufacturer of portable and stationary grain handling, storage and conditioning equipment. Having served as a senior executive for over 22 years, and as a board member for over nine years, of companies in the manufacturing sector, Mr. Moore brings to our board extensive experience in leading complex heavy manufacturing organizations.

S. Carl Soderstrom, Jr., 62, has served as a director since April 2005 and is the chairman of our audit committee and a member of our nominating and corporate governance committee. Mr. Soderstrom was employed by ArvinMeritor, Inc., a supplier of motor vehicle components, and its predecessor companies from 1986 to 2004. He served as Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc. from July 2001 to December 2004, and in a number of senior operations and engineering positions with that company prior to 2001, including Senior Vice President of Engineering, Quality and Procurement. Since 2003, Mr. Soderstrom has been a member of the board of directors of Lydall, Inc., a manufacturer of specialty engineered products for the thermal/acoustical and filtration/separation markets, and, since July 2010, he has served on the board of directors of Westar Energy, Inc., an electric utility company. Having spent 18 years in a variety of senior positions at ArvinMeritor, Inc., Mr. Soderstrom brings extensive experience in product engineering, manufacturing, finance and procurement to our board of directors.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Stockholders and third parties may communicate with our board of directors by writing to our board of directors at FreightCar America, Inc., Two North Riverside Plaza, Suite 1300, Chicago, Illinois 60606, Attention: Chairman of the Board of Directors.

Audit Committee. Our audit committee consists of Messrs. Cirar, Gehl, Madden and Soderstrom. Mr. Soderstrom serves as the chairman. The audit committee oversees our financial reporting processes and provides oversight on behalf of the board of directors to the Company’s internal accounting and financial controls, accounting principles and auditing practices to be employed in the preparation and review of our financial statements. The audit committee appoints the independent registered public accountants to audit our annual financial statements and the scope of and plans for the audit to be undertaken by such accountants. The audit committee pre-approves the audit services and permissible non-audit services to be performed by such accountants and takes appropriate actions to ensure the independence of such accountants. The audit committee is also responsible for approving related-party transactions. Our board of directors has determined that Messrs. Cirar, Gehl, Madden and Soderstrom meet the applicable independence requirements under the Sarbanes-Oxley Act of 2002, the rules of the NASDAQ Global Market (“NASDAQ”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Each of Messrs. Cirar, Gehl, Madden and Soderstrom has been determined to be an audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and each is “independent” as defined in the applicable listing standards for audit committee members.

The audit committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The audit committee has established and regularly monitors procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters. The audit committee met seven times during 2015.

Compensation Committee. Our compensation committee consists of Messrs. Cirar, Madden, Moore and Schmitt. Mr. Schmitt serves as the chairman. The purpose of our compensation committee is to: (a) oversee our compensation and employee benefit plans and practices; (b) produce annually a report on executive compensation for inclusion in our proxy statement, in accordance with all applicable rules and regulations; and (c) oversee regular succession planning and professional development for the Chief Executive Officer (“CEO”) and other senior executive officers. Our compensation committee also evaluates the risks created by our compensation plans and policies and considers the reasonably likely effects of such risks. Our board of directors has determined that Messrs. Cirar, Madden, Moore and Schmitt meet the applicable independence requirements under the Sarbanes-Oxley Act of 2002, the rules of NASDAQ (including the new enhanced independence requirements for compensation committee members) and the rules and regulations of the SEC. In addition, each of Messrs. Madden, Moore and Schmitt is an “outside director,” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (Mr. Cirar abstains from any vote on incentive compensation awards that are subject to Code Section 162(m)), and each of Messrs. Cirar, Madden, Moore and Schmitt is a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act.

The compensation committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The compensation committee met five times during 2015.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Messrs. Gehl, Moore, Schmitt and Soderstrom. Mr. Moore serves as the chairman. The purpose of our nominating and corporate governance committee is to: (a) identify individuals qualified to become board members, consistent with criteria approved by the board of directors; (b) recommend to the board of directors nominees for the board of directors; (c) recommend to the board of directors nominees for each committee of the board of directors; (d) recommend to the board of directors and review annually the Corporate Governance Guidelines and the Code of Business Conduct and Ethics; (e) review annually the independence qualifications of the board members and nominees; and (f) review potential conflicts of interest and violations of the Code of Business Conduct and Ethics. Our board of directors has determined that Messrs. Gehl, Moore, Schmitt and Soderstrom meet the applicable independence requirements under the Sarbanes-Oxley Act of 2002, the rules of NASDAQ and the rules and regulations of the SEC.

The nominating and corporate governance committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The nominating and corporate governance committee met three times during 2015.

Independence of Directors

The board of directors has determined that six of our seven current directors, Messrs. Cirar, Gehl, Madden, Moore, Schmitt and Soderstrom, are “independent directors” as defined in NASDAQ Listing Rule 5605 and as defined in applicable rules by the SEC. NASDAQ Listing Rule 5605 requires that a majority of our board of directors be composed of independent directors and that certain of our committees be composed solely of independent directors. Our independent directors hold meetings in executive session, at which only independent directors are present.

Board Leadership Structure

Our board of directors strongly endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the CEO. However, the board of directors does not believe that mandating a particular structure, such as a separate Chairman of the Board and CEO, is necessary to achieve effective oversight. The board of directors retains the right to exercise its judgment to combine or separate the roles of Chairman of the Board and CEO. Currently, the offices of Chairman of the Board and CEO are held by separate persons because the board of directors has determined that this structure aids in the oversight of management and is currently in the best interests of the Company and its stockholders.

Code of Business Conduct and Ethics

We have established a Code of Business Conduct and Ethics that applies to our officers, directors and employees, including our CEO and Chief Financial Officer. A copy of the Code of Business Conduct and Ethics is available on our website, www.freightcaramerica.com.

We intend to disclose on our website at www.freightcaramerica.com any amendments to or waivers from our Code of Business Conduct and Ethics applicable to any of our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Under the Code of Business Conduct and Ethics, the board of directors, its committees and the non-employee directors have the right at any time to retain independent outside financial, legal or other advisors as they deem necessary, without the necessity of consulting with or obtaining prior approval of any officer of the Company.

Risk Oversight

In its governance role, and particularly in exercising its duty of care and diligence, our board of directors is responsible for monitoring and overseeing the Company’s approach to risk assessment and risk management. The board of directors has the ultimate responsibility in this area. The board of directors has delegated the responsibility for overseeing financial risks to the audit committee and compensation-related risks to the compensation committee. Where appropriate, the board of directors may delegate risk oversight responsibility in other specific areas to board committees.

The board of directors requires management to ensure that an appropriate approach to risk management is implemented as part of the day-to-day operations of the Company. The board of directors further requires that management design internal control systems with a view to identifying and managing the material risks in the following categories:

•	core business and strategy risks;

•	operational and commercial risks;

•	regulatory risks;

•	legal and contractual risks;

•	compensation-related risks; and

•	financial risks.

In fulfilling its responsibilities delegated by the board of directors as described above, on a periodic basis (but not less often than annually), the audit committee reviews and discusses with management and our internal audit function the Company’s significant financial risk exposures and establishes an annual review schedule, which includes periodic financial reviews, internal control assessments and reviews of specific risk areas. The audit committee receives periodic updates from management and our internal audit function as per the annual schedule and as necessary based on subsequent determinations. The audit committee reports its activities to the full board of directors on a regular basis and is responsible for making such recommendations with respect to the matters described above and other matters as the audit committee may deem necessary or appropriate. The audit committee believes that in addition to its own deliberations and assessment of potential risks, the advice and recommendations of its independent auditor provide important objective guidance in this area.

In fulfilling its responsibilities delegated by the board of directors as described above, on a periodic basis (but not less often than annually), the compensation committee reviews and discusses with management compensation-related risks. The compensation committee has established a standing committee of management to assist the committee in evaluating potential risks arising from the Company’s compensation programs. The compensation committee reports its activities to the full board of directors on a regular basis and is responsible for making such recommendations with respect to the matters described above and other matters as the compensation committee may deem necessary or appropriate. The compensation committee believes that in addition to its own deliberations and assessment of potential risks, the advice and recommendations of its independent compensation consultant provide important objective guidance in this area.

Director Nomination Process

The nominating and corporate governance committee of our board of directors considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the board of directors with respect to such candidates. The nominating and corporate governance committee considers all relevant qualifications of candidates for board membership, including factors such as industry knowledge and experience, international, public company, academic or regulatory experience, financial expertise, current employment and other board memberships, and whether the candidate will be independent under the listing standards of NASDAQ. In addition, although we do not have a formal policy regarding the consideration of diversity in identifying nominees for directors, as part of the nomination process the nominating and corporate governance committee considers diversity in professional background, experience, expertise, perspective, age, gender and ethnicity.

The nominating and corporate governance committee evaluates each individual in the context of the board of directors as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. The nominating and corporate governance committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s overall service to us during his or her term and any relationships and transactions that might impair such director’s independence.

The nominating and corporate governance committee did not pay any fees to a third party to assist in the process of identifying or evaluating potential director candidates in 2014 or 2015. In the future, we may pay a fee to a third party to identify or evaluate potential director candidates if the need arises.

Our by-laws provide that nominations for the election of directors at our annual meeting may be made by our board of directors or any stockholder entitled to vote for the election of directors generally who complies with the procedures set forth in the by-laws and who is a stockholder of record at the time notice is delivered to us. Any stockholder entitled to vote in the election of directors generally may nominate a person for election to the board of directors at our annual meeting only if timely notice of such stockholder’s intent to make such nomination has been given in writing to our Secretary at our offices at Two North Riverside Plaza, Suite 1300, Chicago, Illinois 60606. Any recommendations received from stockholders will be evaluated by the nominating and corporate governance committee in the same manner that potential director nominees suggested by board members, management or other parties are evaluated.

To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event less than 30 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Communications with Directors

Stockholders and third parties may communicate directly with our independent directors by writing to our independent directors at:

FreightCar America, Inc.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

Attention: Chairman of the Board of Directors

Communications are distributed to the independent directors, or to any individual directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the board of directors has requested that certain items that are unrelated to the duties and responsibilities of the board of directors be excluded from communications to the board of directors, such as product complaints, product inquiries, new product suggestions, résumés and other forms of job inquiries, surveys and business solicitations or advertisements.

Director Attendance at Meetings

Directors are encouraged to attend all annual and special meetings of our stockholders. During 2015, the board of directors held eight meetings. Each of our directors then serving attended at least 75% of the aggregate number of meetings of the board of directors and meetings of those committees on which he served during 2015. All of our directors then serving attended the 2015 annual meeting of stockholders.

Director Compensation

For a discussion of director compensation, see the section of this proxy statement entitled “Director Compensation.”

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2015 (except as indicated below) by:

•	all persons known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors and director nominees;

•	each of the NEOs listed in the “Executive Compensation—Summary Compensation Table” section of this proxy statement; and

•	all of our directors, director nominees and executive officers as a group.

Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Approximate Percent of Class (1)
Boston Partners One Beacon Street 30th Floor Boston, Massachusetts 02108	877,130	(2)	7.11%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	708,066	(3)	5.74%
Man Group plc and certain of its affiliates Riverbank House 2 Swan Lane London EC4R 3AD United Kingdom	681,303	(4)	5.53%
The Vanguard Group, Inc. and certain of its affiliates 100 Vanguard Boulevard Malvern, Pennsylvania 19355	679,142	(5)	5.51%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	641,121	(6)	5.20%

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS:
James D. Cirar	17,477		*
William D. Gehl	19,615		*
Thomas A. Madden	17,093		*
Malcolm F. Moore	2,573		*
Andrew B. Schmitt	28,138		*
S. Carl Soderstrom, Jr.	13,112		*
Joseph E. McNeely	127,021		*
Charles F. Avery, Jr.	27,702	(7)	*
Theodore W. Baun	64,295		*
Thomas P. McCarthy	66,232		*
Georgia L. Vlamis	1,400	(8)	*
Kathleen M. Boege	11,879	(9)	*
All directors, director nominees and executive officers as a group (12 persons)	396,537		3.10%

* = less than 1%

1	“Beneficial ownership” means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of December 31, 2015 are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 12,331,175 shares of our common stock outstanding as of December 31, 2015.

2	Based on the information in the Schedule 13G filed by Boston Partners with the SEC on February 12, 2016.
3	Based on the information in the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2016.
4	Based on the information in the Schedule 13G/A filed by Man Group plc and Numeric Investors LLC (collectively, the “Man Group Entities”) with the SEC on February 11, 2016. The Schedule 13G/A discloses that the Man Group Entities have shared voting power and shared dispositive power with respect to 681,303 shares.
5	Based on information in the Schedule 13G/A filed by The Vanguard Group, Inc. and certain of its affiliates with the SEC on February 10, 2016. The Schedule 13G/A discloses that (i) The Vanguard Group, Inc. has sole dispositive power with respect to 659,142 shares, (ii) Vanguard Fiduciary Trust Company (“VFTC”), a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 20,321 shares for which VFTC has sole voting power and shared dispositive power as a result of VFTC serving as investment manager of collective trust accounts and (iii) Vanguard Investments Australia, Ltd. (“VIA”), a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 1,200 shares for which VIA has sole voting power and shared dispositive power as a result of VIA serving as investment manager of Australian investment offerings.
6	Based on information in the Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on February 9, 2016. The Schedule 13G discloses that Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, as amended, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries may possess voting or investment power over the shares and may be deemed to be the beneficial owner of the shares held by the Dimensional Funds.
7	Mr. Avery left as Vice President, Finance, Chief Financial Officer and Treasurer by mutual consent effective January 22, 2016.
8	Ms. Vlamis was appointed as Vice President, General Counsel and Corporate Secretary effective December 1, 2015.
9	Ms. Boege voluntarily resigned as General Counsel and Corporate Secretary effective September 4, 2015. The figure shown represents the number of shares beneficially owned by Ms. Boege, based on SEC reports regarding her ownership of our common stock, as of the effective date of her resignation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors and executive officers have complied, on a timely basis, with all Section 16(a) filing requirements for 2015.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning each of our current executive officers:

Name	Age	Position(s)
Joseph E. McNeely	51	President, Chief Executive Officer and Director
Matthew S. Kohnke	44	Vice President, Finance, Chief Financial Officer and Treasurer
Theodore W. Baun	43	Senior Vice President, Marketing and Sales
Thomas P. McCarthy	52	Senior Vice President, Human Resources
Georgia L. Vlamis	55	Vice President, General Counsel and Corporate Secretary

Joseph E. McNeely, 51, was appointed as our Chief Executive Officer effective October 4, 2013, and has served as a director since that date. Mr. McNeely also serves as President of the Company, a position to which he was appointed on May 1, 2013. Mr. McNeely served as the Company’s Vice President, Finance, Chief Financial Officer and Treasurer from September 2010 until May 2013 and interim Vice President, Finance, Chief Financial Officer and Treasurer from January 22, 2016 until February 29, 2016. Prior to joining the Company, Mr. McNeely served as a Vice President, Sales and Marketing for Mitsui Rail Capital, LLC, a railcar leasing and services company. While working for Mitsui Rail, Mr. McNeely focused his efforts on railcar leasing and marketing, business development and diversifying its railcar portfolio. Previously, he held positions at GATX Corporation, including Vice President Finance for GATX Rail and Vice President Finance and IT for GATX Terminals Corporation. Prior to joining GATX, Mr. McNeely spent 12 years at Arthur Andersen LLP. Mr. McNeely is a Certified Public Accountant.

Matthew S. Kohnke, 44, was appointed as our Vice President, Finance, Chief Financial Officer and Treasurer, effective February 29, 2016. Mr Kohnke has 24 years of experience in finance and accounting and joined the Company from Dorman Products, Inc., a publicly traded supplier of replacement parts and fasteners to the automotive aftermarket, where he served from 2002 to February 2016. He first served as Dorman’s Vice President and Corporate Controller and, in 2011, he assumed the position of Dorman’s Chief Financial Officer. Prior to joining Dorman, Mr. Kohnke spent 10 years in public accounting at Arthur Andersen LLP, including holding a leadership role in its Audit and Business Advisory practice.

Theodore W. Baun, 43, has been our Senior Vice President, Marketing and Sales since September 1, 2008. Mr. Baun first joined us in 1994 and has held roles of increasing responsibility in operations, marketing and sales. From 2003 to 2005, he was Director of Sales at Mitsui Rail Capital, LLC, a railcar leasing and services company, after which he returned to FreightCar America. He has been the leader of our sales team since November 2007.

Thomas P. McCarthy, 52, has served as our Senior Vice President, Human Resources, since joining FreightCar America in June 2007. Prior to joining the Company, he held roles of increasing responsibility in human resources and labor relations with General Electric Company in its GE Aviation, Plastics and Equipment Services businesses. This experience included serving as the Senior Vice President of Human Resources for GE Rail Services from 2004 until 2007.

Georgia L. Vlamis, 55, joined the Company as Vice President, General Counsel and Corporate Secretary in December 2015. She joined us from Motorola Solutions, Inc. (“Motorola”), a data communications and telecommunications equipment provider, where she served since October 2011 as Vice President and Head of Litigation and, in December 2013, assumed additional responsibilities for Antitrust, Regulatory & Product Safety. Earlier in her tenure, she served as Vice President and Lead Counsel for Motorola’s government and enterprise business sector (January 2008 – October 2011) and as Senior Counsel and Director for two of Motorola’s business units (June 1995 – January 2008). Prior to joining Motorola, Ms. Vlamis was a Partner with the law firm of Wildman, Harrold, Allen & Dixon and an Associate at Sidley & Austin in Chicago.

COMPENSATION DISCUSSION AND ANALYSIS

The following sections discuss the material factors involved in the Company’s decisions regarding the compensation of the Company’s NEOs during 2015 and, where indicated, an overview of recent changes adopted by the compensation committee for 2016 executive compensation in order to ensure continued optimal alignment of executive compensation and Company performance (see “Fiscal Year 2016 Compensation Decisions”). The specific amounts paid or payable to the NEOs are disclosed in the tables and narrative in the section of this proxy statement entitled “Executive Compensation.” The following discussion cross-references those specific tabular and narrative disclosures where appropriate.

Executive Summary

FreightCar America’s NEO compensation program is designed to attract, motivate and retain the individuals we need to drive business success. We believe that our executives should act in the long-term interests of our stockholders. Therefore, we pay a significant portion of total compensation to our executives in the form of short-term incentive-based cash compensation and long-term performance-based equity compensation. Our compensation programs also are closely tied to performance, with incentive compensation varying in accordance with objectively determinable Company, segment and individual performance measures.

Fiscal year 2015 was a strong year for us, as reflected in our financial performance. Each of total revenue, net income and earnings per share exceeded its 2015 targets. Because the majority of our NEO compensation is tied to performance, each of our NEOs saw an increase in compensation in 2015.

When designing our fiscal year 2015 NEO compensation program, the compensation committee considered the Company’s fiscal year 2015 budget and financial performance expectations and made changes to the annual and long-term incentive plans to ensure a stronger link between compensation and performance. As a result, with respect to our annual and long-term compensation programs, the compensation committee:

•	approved annual base salary increases for certain NEOs;

•	changed the financial metric in the annual cash incentive plan from return on net assets to Company net income, which allows for payouts of annual cash incentive awards only if targeted levels of net income are achieved (as a result of the Company’s 2015 performance, such targets were achieved and resulted in bonus payments being made for 2015); and

•	determined to cease granting stock options and instead approved the grants of equity-based awards comprised of equal parts of performance shares that are tied to a three-year cumulative earnings per share measure and time-vested restricted shares under the Company’s 2005 Long Term Incentive Plan (the “LTIP”), the aggregate values of which were similar to the awards that the compensation committee approved for fiscal year 2014.

The compensation committee also considered the approval, on an advisory basis, by the Company’s stockholders of the compensation of our NEOs with an affirmative vote of the holders of more than 98% of the shares voted as evidence that no further significant changes to the Company’s compensation structure were warranted. The compensation committee did not make merit adjustments to the base salaries of Messrs. Avery, McCarthy, McNeely or Ms. Boege during 2015.

The compensation committee believes that its actions were balanced in terms of containing costs, calibrating compensation with performance expectations and the degree of difficulty associated with achieving performance goals, and retaining and motivating our NEOs.

Compensation Committee’s Processes and Procedures for Consideration

General Authorities and Responsibilities

The compensation committee reviews the Compensation Discussion and Analysis (the “CD&A”) section of our proxy statement and recommends to the board of directors that the CD&A be included in our proxy statement. The compensation committee issues an annual report on executive compensation for inclusion in our proxy statement and reports as necessary to the board of directors its plan for succession of the CEO and other senior executives in the event that any of such officers retires, is disabled or is otherwise unable to fulfill his or her duties.

The compensation committee, consulting with its independent compensation consultants, and with management as necessary, reviews and recommends for approval by the board of directors our general policies relating to senior management compensation and oversees the development and implementation of such compensation programs. The compensation committee, consulting with its independent compensation consultant and with management as necessary, reviews and approves, or recommends for ratification by the board of directors, senior management compensation, including, to the extent applicable, (a) salary, bonus and incentive compensation levels, (b) equity compensation, (c) employment agreements, severance arrangements and change of control agreements/provisions, in each case as, when and if appropriate, and (d) other forms of senior management compensation. The compensation committee meets without the presence of senior management when approving or deliberating on CEO compensation but may, in its discretion, invite the CEO to be present during the approval of, or deliberations with respect to, other senior management compensation.

The compensation committee, as a committee or together with the independent members of the board of directors, periodically reviews and approves corporate goals and objectives relevant to senior management compensation and evaluates the CEO’s performance in light of those goals and objectives. The compensation committee recommends for ratification by the board of directors the CEO’s compensation levels taking into account this evaluation. The compensation committee periodically reviews and makes recommendations to the board of directors with respect to director compensation for non-employee members of the board of directors and its committees. The compensation committee may consider the accounting and tax treatment to the Company and to senior management of each particular element of compensation.

Oversight of Compensation Plans

The compensation committee oversees, periodically reviews and makes recommendations to the board of directors with respect to stock incentive plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs. The compensation committee has the power and authority under its charter to oversee these plans, establish guidelines, interpret plan documents, select participants, approve grants and awards and exercise discretion (as provided in its charter) as may be permitted or required under such plans. The compensation committee may also undertake such additional activities within the scope of its primary function as the board of directors or the compensation committee may from time to time determine or as may otherwise be required by law, the board of directors or our charter or by-laws.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee at any time has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee.

Compensation Consultant

The compensation committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it deems appropriate or necessary. The compensation committee has the authority to conduct or authorize investigations into any matter within its scope of responsibilities, and retain, at our expense, such independent counsel, compensation consultant or other consultants and advisors as it deems necessary. The compensation committee reviews and assesses at least annually the adequacy of the compensation committee charter and recommends any proposed changes to the board of directors for approval. The compensation committee also annually reviews its own performance.

During 2015, the compensation committee engaged Hay Group, Inc. (“Hay Group”) to provide independent compensation consulting services. From time to time, Hay Group also provides specific consulting services in areas that include market surveys of executive compensation, external trends, compensation program design, and position-specific compensation information as necessary. The compensation committee has the sole authority to retain an independent compensation consultant to be used to assist in its evaluation of director and/or senior management compensation and has the sole authority to terminate the consultant and approve the consultant’s fees and other retention terms.

During 2015, the compensation committee received independent compensation consulting advice from Hay Group, including advice on executive compensation levels and 2015 incentive plan design work relating to the NEOs and those individuals who report directly to the CEO. During 2015, Hay Group did not perform any other services for the compensation committee or the Company. In addition, Aon Hewitt provides non-compensation related services to the Company, such as actuarial, pension plan valuation, filing and administrative activities.

The compensation committee has reviewed the independence of Hay Group in light of SEC rules and NASDAQ listing standards regarding compensation consultants and has concluded that Hay Group’s work for the compensation committee does not raise any conflict of interest.

Compensation Philosophy and Objectives

The compensation committee has adopted, and periodically reviews, an executive compensation philosophy statement. This statement sets forth the Company’s values and beliefs regarding the nature of its executive compensation strategy and programs. The purpose of our philosophy is twofold: to serve as a link between the interests of the Company’s stockholders and its compensation arrangements, and to serve as a framework for program design and assessment. The application of these values and beliefs reflects and takes into account a broad business context. Business judgment is brought to bear to determine the appropriate application of these values and beliefs in each circumstance. Moreover, the application of these values and beliefs solely in a mechanistic fashion is neither appropriate nor desirable. In periodically reviewing the executive compensation philosophy statement, the compensation committee will revise it as necessary to ensure that it is properly linked to the Company’s business strategies and to reflect changes to the Company’s business operations and goals as well as external market conditions.

Our compensation program is designed to attract, motivate and retain the highly talented individuals that FreightCar America needs to drive business success. The program reflects the following principles:

•	FreightCar America employees should act in the interests of FreightCar America stockholders. We believe that FreightCar America employees should act in the long-term interests of FreightCar America stockholders and the best way to encourage them to do so is through an equity stake in the Company. We pay a significant portion of total compensation to executives and certain other key employees in the form of stock options, restricted stock and performance shares. The Company’s goal is to have compensation programs that maintain alignment with stockholder interests by encouraging each employee to think and act like an owner of the business. Our industry is cyclical. Executives must manage this cycle by diversifying our product and service offerings, maintaining low costs and other measures.

•	Compensation should be related to performance. The Company’s compensation program endeavors to reinforce the Company’s business and financial objectives. Employee compensation will vary based on objectively determinable measures of Company performance. When the Company performs well based on financial measures, employees will receive greater incentive compensation. When the Company does not meet objectives, incentive awards will be reduced, potentially to zero. An employee’s individual compensation also will vary based on such person’s individual performance, contribution and overall value to the business. Employees demonstrating sustained high performance will be rewarded more than those in similar positions with lower performance.

•	Incentive compensation should be a greater part of total compensation for employees with more senior positions. The proportion of an individual’s total compensation that varies based on individual and Company performance objectives should increase as the individual’s business responsibilities increase.

•	Other goals. The Company’s compensation program is designed to balance short-term and long-term financial objectives. It also is designed to be competitive with a group of comparable companies. When the compensation committee determines compensation levels for executive officers, it reviews compensation survey data from independent sources in an attempt to ensure that our total compensation program is competitive and fair. The compensation committee considers compensation data from companies in our industry as well as from companies in a broad cross-section of industries, and targets overall compensation levels to be competitive with the broad comparison group.

Elements of Executive Compensation

Total compensation for each NEO is comprised of base salary, annual cash incentive awards, long-term equity awards, retirement and post-employment benefits, including severance protection, and other benefits. The various elements of executive compensation reflect the following policies:

Element	Purpose
Base Salary	Base salary is comprised of periodic, fixed payments made to each NEO. Base salary is provided to each NEO in order to provide the NEO with a degree of financial certainty and to competitively compensate the NEO for rendering ongoing services to the Company. Competitive base salaries further the compensation program’s objectives by allowing the Company to attract and retain talented employees by providing a fixed portion of compensation on which employees can rely.

Annual Cash Incentive Awards	The primary purposes of the annual cash incentive program are to incentivize employees to achieve certain pre-determined business results over the fiscal year that are linked to stockholder value creation and to competitively reward employees for successfully achieving results. In addition to net income, the annual cash incentive program is designed to provide a link to individual performance goals and objectives.

Long-Term Incentive Awards	The primary purpose of the long-term incentive award program is to align employee and stockholder interests through equity instruments that incentivize employees to increase stockholder value, competitively reward employees for increasing stockholder value and achieving pre-determined business goals, and retain employees who are critical to stockholder value creation.

Retirement and Pension Benefits	In general, the tax-qualified 401(k) savings plans for personnel at the Company’s various locations (the “401(k) Plans”) and the Johnstown America Corporation Salaried Pension Plan (the “Pension Plan”) are designed to provide executives (and other eligible salaried employees) with financial security after their employment has terminated. The Company does not maintain an excess pension plan or non-qualified deferred compensation plan. Therefore, the retirement plan benefits for our NEOs are no greater than those for other salaried employees.

Post-Employment Benefits	In the event of certain qualifying terminations of employment, termination benefits provide our NEOs with additional financial security, which we believe is necessary to attract and retain talented executives. In addition, we provide NEOs (and certain other executives) with certain change of control benefits that we believe help minimize inherent conflicts of interest that may arise for executives in potential change of control transactions.

Determination of Elements of Compensation and Relationship to Other Components of Compensation

Base Salary

In general, the Company’s executive compensation philosophy is to provide base salaries at a level that allows the Company to attract and retain executives that have the ability and experience to manage the business, utilizing, in the aggregate, the median of a comparison group as a target for each specific executive officer position. Base salary may vary from the median in certain cases based on the executive officer’s skills and experience. For details about the Company’s process for establishing the comparison group median for executive officer positions, see the section of this proxy statement entitled “Determination of Compensation.” The objective is to reward executives with upside for superior performance through our annual and long-term incentive programs. Base salary adjustments are considered annually for each NEO on the NEO’s service anniversary date. The 2015 compensation committee merit adjustments are shown in the table below. The base salary amounts reflect those that were in effect on December 31, 2015.

NEO	2014 Base Salary	2015 Base Salary	% Change
Joseph E. McNeely	$400,000	$400,000	0%
Charles F. Avery, Jr.[1]	$300,000	$300,000	0%
Theodore W. Baun	$281,000	$300,000	6.8%
Kathleen M. Boege[2]	$307,500	n/a	n/a
Thomas P. McCarthy	$252,000	$252,000	0%

[1]	Mr. Avery left as Vice President, Finance, Chief Financial Officer and Treasurer by mutual consent effective January 22, 2016.
[2]	Ms. Boege voluntarily resigned as General Counsel and Corporate Secretary effective September 4, 2015.

The amount of each NEO’s base salary is the reference point for certain other elements of the NEO’s compensation. For example, the potential annual cash incentive award for each NEO is based, in part, on the NEO’s base salary. In addition, base salary is one component of the formula for determining pension benefits under the Company’s Pension Plan. NEO cash severance benefits also are determined, in part, by base salary.

Annual Cash Incentive Awards

Annual incentive plan performance measures and goals are linked to the Company’s business plan and individual roles and responsibilities. Performance goals are recalibrated each year based on that year’s budget, business plan, goals and other relevant considerations. The target cash incentive award for each NEO is set forth in the table below. For 2016, the board of directors approved a recommendation from the compensation committee that participants be eligible for bonus payment consideration if certain net income levels tied to the operating budget were achieved. Annual cash incentive awards for NEOs are based on the Company’s net income as reported on its consolidated statements of operations and individual performance metrics, as follows.

NEO	Target Award (% of Base Salary)	Net Income (% of Target Award)	Individual Performance (% of Target Award)
Joseph E. McNeely	100%	80%	20%
Charles F. Avery, Jr.[1]	50%	80%	20%
Theodore W. Baun	50%	80%	20%
Thomas P. McCarthy	50%	80%	20%
Kathleen M. Boege[2]	50%	80%	20%

[1]	Mr. Avery left as Vice President, Finance, Chief Financial Officer and Treasurer by mutual consent effective January 22, 2016.
[2]	Ms. Boege voluntarily resigned as General Counsel and Corporate Secretary effective September 4, 2015.

Net Income Performance Metric. The 2015 threshold, target and maximum performance goals for net income are summarized in the following table along with the associated payout as a percentage of the participant’s target award. Payouts are interpolated for performance between threshold and target performance and target and maximum performance.

Metric		Threshold	Target	Maximum	Actual 2015
Net Income (80%)	Performance	$19,360,000	$24,200,000	$33,880,000	$30,260,000
	Performance (% of Target)	80%	100%	140%	125.1%
	Payout (% of Target)	50%	100%	200%	162.8%
Individual (20%)	Performance	Partially met	Met	Exceeded	See below
	Payout (% of Target)	0	100	125	See below

Individual Performance Metrics. Individual performance metrics and related performance goals represent specific personal objectives related to the NEO’s job responsibilities and ability to contribute to overall Company goals. The CEO develops such metrics and related performance goals for himself and for each of the other NEOs and submits them to the compensation committee for its consideration and adoption. The 2015 individual performance metrics for each NEO are summarized below. Specific targets are not identified below because the performance metrics had significant qualitative components and/or represented competitively sensitive information.

	Mr. McNeely	Mr. Avery[1]	Mr. Baun	Mr. McCarthy	Ms. Boege[2]
Strategic initiatives support	X	X	X	X	X
Policy and process enhancement and design	X	X
Capacity expansion	X
Enterprise resource planning system integration		X
Commercial objectives			X
International sales development			X
Third-party management					X
Budgetary controls					X
Organization and leadership development				X
Succession planning				X
Individual Performance Payout (% of Target)	45%	33%	120%	75%	n/a

[1]	Mr. Avery left as Vice President, Finance, Chief Financial Officer and Treasurer by mutual consent effective January 22, 2016.
[2]	Ms. Boege voluntarily resigned as General Counsel and Corporate Secretary effective September 4, 2015.

The compensation committee reviewed the Company’s 2015 performance and approved the resulting outcome under the plan with respect to annual cash incentive award payments. The annual cash incentive award payment made to each NEO (other than Ms. Boege, who did not receive an award for 2015 under the annual cash incentive plan) is summarized below and also reflected in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table.

NEO	Target Award	Net Income Target Award	Individual Target Award	Net Income Incentive Earned [1]	Individual Incentive Earned [2]	Total Annual Incentive Earned	Total Annual Incentive Earned (% of Target)
Joseph E. McNeely	$400,000	$320,000	$80,000	$520,960	$36,000	$556,960	139.2%
Charles F. Avery, Jr.[3]	$150,000	$120,000	$30,000	$195,360	$9,900	$205,260	136.8%
Theodore W. Baun	$147,131	$117,704	$29,426	$191,623	$35,311	$226,934	154.2%
Thomas P. McCarthy	$126,000	$100,800	$25,200	$164,102	$18,900	$183,002	145.2%

[1]	Equals the Net Income Target Award multiplied by the Net Income Payout factor provided in the table above under “Net Income Performance Metric.”
[2]	Equals the Individual Target Award multiplied by the Individual Performance Payout (% of Target) provided in the table above under “Individual Performance Metrics.”
[3]	Mr. Avery left as Vice President, Finance, Chief Financial Officer and Treasurer by mutual consent effective January 22, 2016.

The compensation committee, on its own initiative or based on a recommendation from the CEO, may change the target awards applicable to the NEOs and other senior management employees at any time prior to the final determination of bonus awards for any year if, in the compensation committee’s judgment, such changes are desirable in the interest of equitable treatment of one or more NEOs, other senior management employees or the

Company as a result of extraordinary or nonrecurring events or changes in applicable accounting rules or principles, our method of accounting, applicable law, due to consolidation, acquisitions, reorganization or unusual circumstances or of any other nature similar to the foregoing. The compensation committee did not approve or confirm any such discretionary changes to the 2015 goals of the NEOs or other senior management employees at any time during the 2015 fiscal year.

Participants in the annual cash incentive program generally must be employed by the Company on the payment date to receive an award. Participants who are not employed by the Company on the payment date may receive a bonus award in certain circumstances at the discretion of the CEO and subject to confirmation by the compensation committee. Pursuant to the terms of the Separation Agreement and General Release, dated February 12, 2016 (the “Separation Agreement”), by and between Mr. Avery and the Company, Mr. Avery received a bonus for 2015 as set forth below under “Executive Compensation – Summary Compensation Table.” Cash severance benefits are determined, in part, by reference to an NEO’s annual cash incentive award opportunity. In addition, actual incentive award payments are one component of the formula for determining pension benefits under the Company’s pension plan.

Long-Term Incentive Awards

In January 2015, the compensation committee approved changes to the form of awards to be granted under the LTIP such that 50% of the grant date fair value for long-term awards is delivered in performance shares and 50% of the grant date fair value is delivered in time-vested restricted stock. Performance shares are earned and vest, if at all, on the third anniversary of the grant date based on the Company’s three-year cumulative earnings per share (“EPS”), provided that a minimum three-year average return on investment capital (“ROIC”) goal is also met or exceeded. The EPS threshold and ROIC goal were established by the compensation committee in the individual award agreements. Restricted stock awards will vest in whole on the third anniversary of the grant date. The following table sets forth the 2015 performance share and restricted stock goals and target grant date fair values for each of the NEOs.

NEO	Performance Shares (50%)			Restricted Stock (50%)	Target Grant Date Fair Value
	Threshold	Target	Maximum
Joseph E. McNeely	4,184	8,368	16,736	8,368	$399,990
Charles F. Avery, Jr. [1]	1,569	3,138	6,276	3,138	$149,996
Theodore W. Baun	1,764	3,527	7,054	3,527	$168,590
Thomas P. McCarthy	1,318	2,636	5,272	2,636	$126,000
Kathleen M. Boege [2]	1,611	3,222	6,444	3,222	$154,012

[1]	Mr. Avery left as Vice President, Finance, Chief Financial Officer and Treasurer by mutual consent effective January 22, 2016.
[2]	Ms. Boege voluntarily resigned as General Counsel and Corporate Secretary effective September 4, 2015.

The performance shares are designed to motivate executive leadership to increase EPS while maintaining a baseline level of ROIC. In addition, the awards increase the proportion of each NEO’s total compensation that is tied to performance, thereby further aligning the interests of the executive team with stockholder interests.

Prior to 2015, long-term incentive awards were made by the compensation committee under the LTIP in time-vested stock options and restricted stock. The exercise price for the options is based on the average of the high and low trading prices of the Company’s stock on the award date (unless there are no trades on the award date, in which case the exercise price is based on the closing price of the Company’s stock on the last trading day preceding the award date). The options are non-qualified options for federal income tax purposes. Stock option awards vest in three annual installments of equal size beginning on the first anniversary of the award date, provided that the NEO is continuously employed by the Company until each respective vesting date. Options expire on the tenth anniversary of the award date. Unvested option awards would become fully vested upon a “Change of Control” (as defined in the LTIP).

Under the terms of the LTIP, (i) if an NEO terminates employment due to death, disability or retirement, vested options may be exercised until the earlier of (a) the first anniversary of the termination date or (b) the option expiration date and (ii) if an NEO terminates employment for any reason other than due to death, disability or retirement, vested options may be exercised until the earlier of (a) 90 days after termination or (b) the option expiration date.

The Company maintains the LTIP, which has been approved by the Company’s stockholders and amended from time to time. Under the LTIP, the Company may grant to NEOs and other eligible employees cash incentive awards, stock options, share appreciation rights, restricted stock, restricted stock units, performance shares, performance units, dividend equivalents and other share-based awards. At the Company’s 2008 annual meeting of stockholders, our stockholders approved an amendment to the LTIP that increased the number of shares authorized for issuance under the LTIP from 659,616 to 1,659,616. At the Company’s 2013 annual meeting of stockholders, our stockholders approved an amendment to the LTIP that, among other things, increased the number of shares authorized for issuance under the LTIP from 1,659,616 to 2,459,616.

The Company’s stock has been publicly traded since April 2005. During that time, the compensation committee has not timed the award of stock options or other equity-based compensation to coincide with the release of favorable or unfavorable material non-public information about the Company. It is the policy of the compensation committee not to time the award of stock options or other equity-based compensation to coincide with the release of favorable or unfavorable material non-public information about the Company in the future.

Retirement and Pension Benefits

The Company provides contributions under the 401(k) Plans ranging from 4% to 6% of eligible compensation. These contributions and any earnings thereon generally are held and invested under the plans until paid to participants upon termination of their employment. The Pension Plan benefits are calculated using formulas set forth in the section of this proxy statement entitled “Pension Benefits” and generally start when a participant reaches retirement age.

The Company maintains the Pension Plan, a tax-qualified defined benefit pension plan, for the benefit of its eligible salaried employees. The Pension Plan is a tax-qualified defined benefit pension plan. Mr. Baun is the only NEO who participates in the Pension Plan and his accrued benefits under the Pension Plan were frozen at December 31, 2009.

The Company does not make available a non-qualified deferred compensation plan for its NEOs or other employees. For 2015, no perquisites were provided to our NEOs other than the Company’s matching contributions on behalf of each NEO to his or her employee 401(k) plan and reimbursement for Mr. Avery’s health club membership.

Post-Employment Benefits

Employment Agreements and Other Arrangements for NEOs. The termination and change of control benefits for Messrs. Avery, Baun and McNeely and Ms. Boege are set forth in the Company’s Executive Severance Plan adopted in 2009. The termination and change of control benefits for Mr. McCarthy are stated in his employment agreement effective upon his start date with the Company in 2007. The termination and change of control benefits for all the NEOs are described below in “Executive Compensation – Potential Payments upon Termination or Change of Control.” The Company has set termination and change of control benefits in each employment agreement or, if not set forth in an employment agreement, in the Executive Severance Plan, to levels that we believe fall within the range of competitive market practices, as follows:

Joseph E. McNeely. In connection with Mr. McNeely’s appointment as CEO, the Company and Mr. McNeely entered into a letter agreement dated and effective October 4, 2013 (the “McNeely Agreement”). The McNeely Agreement does not provide for a specified term. It provides for an initial base salary of $400,000 per year and target and maximum annual bonus opportunities of 100% and 200% of his base salary, respectively. The Company granted Mr. McNeely a sign-on award of stock options to purchase 75,000 shares of the Company’s common stock, vesting in three equal annual installments beginning on the first anniversary of the effective date of the McNeely Agreement. This option award would become fully vested upon a change of control. Mr. McNeely also is entitled to participate in all management incentive plans and to receive all benefits under any employee benefit plan made available to executive employees.

In addition, Mr. McNeely is a participant in the Company’s Executive Severance Plan, which sets forth his benefits upon termination of employment or a change of control, as modified by the McNeely Agreement. Under the McNeely Agreement, upon a termination of his employment for any reason, he will be entitled to (i) his accrued salary and accrued and unused vacation through the date of termination, (ii) his prior fiscal year bonus, to the extent earned and unpaid, and (iii) any accrued and vested benefits and unreimbursed expenses incurred and unpaid on the date of termination. In addition, under the McNeely Agreement, upon involuntary termination without “Cause” or termination for “Good Reason,” Mr. McNeely would be entitled to the following benefits: (a) for a period of 12 months following an involuntary termination without “Cause;” (b) for a period of 24 months in the event his termination occurs for “Good Reason;” or (c) for a period of 24 months following a termination (either without “Cause” or for “Good Reason”) that occurs within 24 months of a “Change of Control,” Mr. McNeely would be entitled to (i) continuation of base salary; (ii) an amount equal to the average of the annual bonuses paid to him for the last two full years; and (iii) continuation of certain health benefits. Under the terms of the LTIP and Mr. McNeely’s restricted stock, performance share and stock option agreements, all unvested restricted stock, performance shares and stock options would become fully vested upon a “Change of Control.”

As a participant in the Company’s Executive Severance Plan, Mr. McNeely has agreed to keep confidential certain information and agreed to certain non-solicitation, non-competition and non-disparagement restrictions that apply for one year following termination of employment.

Charles F. Avery, Jr. In connection with Mr. Avery’s appointment as Vice President, Finance, Chief Financial Officer and Treasurer, the Company and Mr. Avery entered into a letter agreement effective as of August 1, 2013 (the “Avery Agreement”). Mr. Avery left as Vice President, Finance, Chief Financial Officer and Treasurer by mutual consent effective January 22, 2016. The Avery Agreement did not provide for a specified term. It provided for an initial base salary of $300,000 per year and target and maximum annual bonus opportunities of 50% and 75% of his base salary, respectively. The Company granted Mr. Avery a sign-on award of 7,000 restricted shares of Company common stock, which would have vested in full on the third anniversary of the effective date of the Avery Agreement. This award would have become fully vested upon a change of control. Mr. Avery also was entitled to participate in all management incentive plans and to receive all benefits under any employee benefit plan made available to executive employees. Mr. Avery’s base salary was subject to annual review by the compensation committee. Under the terms of the LTIP and Mr. Avery’s restricted stock, performance share and stock option agreements, all unvested restricted stock, performance shares and stock options would become fully vested upon a “Change of Control.”

Pursuant to the terms of the Separation Agreement and consistent with the terms of the Company’s Executive Severance Plan, effective January 22, 2016, Mr. Avery will receive (i) continuation of base salary for a period of 12 months, (ii) an amount equal to the average of the annual bonuses paid to him for the last two full years and (iii) continuation of medical benefits for a period of 12 months. As a participant in the Company’s Executive Severance Plan, Mr. Avery agreed to keep confidential certain information and agreed to certain non-solicitation, non-competition and non-disparagement restrictions that apply for one year following termination of employment. All of Mr. Avery’s unvested equity awards were forfeited on January 22, 2016.

Theodore W. Baun. Mr. Baun does not have a written employment agreement with the Company. He has served as the Company’s Senior Vice President, Marketing and Sales since September 1, 2008. Mr. Baun’s annual base salary was $281,000 effective January 1, 2014. Mr. Baun’s base salary is subject to annual review by the compensation committee.

Mr. Baun became a participant in the Company’s Executive Severance Plan effective September 1, 2009. Under this plan, upon involuntary termination of employment without “Cause” or resignation for “Good Reason,” Mr. Baun would be entitled to the following benefits for a period of 12 months following such termination of employment: (i) continuation of base salary; (ii) an amount equal to the average of the annual bonuses paid to him for the last two full years; and (iii) continuation of certain health benefits. Mr. Baun also is entitled to participate in all management incentive plans and to receive all benefits under any employee benefit plan made available to executive employees. Under the terms of the LTIP and Mr. Baun’s restricted stock, performance share and stock option agreements, all unvested restricted stock, performance shares and stock options would become fully vested upon a “Change of Control.”

As a participant in the Company’s Executive Severance Plan, Mr. Baun has agreed to keep confidential certain information and agreed to certain non-solicitation, non-competition and non-disparagement restrictions that apply for one year following termination of employment.

Thomas P. McCarthy. Under his employment agreement effective June 4, 2007, Mr. McCarthy serves as the Company’s Senior Vice President, Human Resources. Under the employment agreement, Mr. McCarthy’s initial annual base salary was $225,000. Subsequently, Mr. McCarthy’s annual base salary was increased to $252,000 effective June 1, 2013. Mr. McCarthy’s base salary is subject to annual review by the compensation committee. Mr. McCarthy also is entitled to participate in all management incentive plans and to receive all benefits under any employee benefit plan made available to executive employees (other than the Company’s Executive Severance Plan).

If the Company terminates Mr. McCarthy’s employment without “Cause” or Mr. McCarthy terminates his employment for “Good Reason” (each as defined in his employment agreement), Mr. McCarthy would be entitled to the following benefits for a period of 12 months following such termination of employment: (i) continuation of base salary; (ii) an amount equal to his target annual bonus; and (iii) continuation of certain health benefits. Under the terms of the LTIP and Mr. McCarthy’s restricted stock, performance share and stock option agreements, all unvested restricted stock, performance shares and stock options would become fully vested upon a “Change of Control.”

Pursuant to the terms of his employment agreement, Mr. McCarthy has agreed to keep confidential certain information and agreed to certain non-solicitation, non-competition and non-disparagement restrictions that apply for one year following termination of employment.

Kathleen M. Boege. Effective January 14, 2013, the Company entered into a letter agreement with Ms. Boege pursuant to which she served as the Company’s General Counsel and Corporate Secretary. Under this letter agreement, Ms. Boege’s initial annual base salary was $300,000. Ms. Boege’s base salary was $307,500 effective January 1, 2014. Ms. Boege’s base salary was subject to annual review by the compensation committee. Ms. Boege also was entitled to participate in all management incentive plans and to receive all benefits under any employee benefit plan made available to executive employees.

Ms. Boege became a participant in the Company’s Executive Severance Plan effective January 14, 2013. Upon her voluntary resignation from the Company effective September 4, 2015, Ms. Boege was not entitled to any benefits under this plan.

Stock Ownership Guidelines

The board of directors has requested that the Company’s NEOs, certain other senior management employees and non-executive directors meet minimum stock ownership requirements that are consistent with industry standards. Accordingly, each corporate officer and non-executive director is required to maintain Company stock holdings at least equal to the aggregate number of shares (including options or shares granted but not vested) that the Company has awarded to such corporate officer or non-executive director during the three-year period ending on any given date of determination. The officer or director may reduce the amount of stock holdings by the number of shares that the officer or director has applied directly to the payments of taxes on such awards.

In 2015, the stock ownership of each of our NEOs exceeded the Company’s minimum stock ownership requirements. Company stock holdings that count towards meeting ownership requirements include: (a) shares owned outright or in trust; and (b) stock options, restricted stock or restricted stock units, including options, shares or units that have been granted but are unvested. A covered individual promoted into a position with ownership requirements will have three years from date of promotion to meet the applicable ownership requirements. Non-employee directors also will have three years to satisfy the requirements. Each year, the compensation committee reviews each covered officer’s compliance with the ownership requirements, and the nominating and corporate governance committee reviews each non-employee director’s compliance with the ownership requirements.

Clawback Policy

In 2012, the compensation committee adopted a recoupment or “clawback” policy for annual cash incentive awards, long-term incentive awards (including stock options and restricted stock) and any other incentive awards paid to executive officers. The policy provides that in the event of a restatement of financial results, the Company will seek to recoup the incremental portion of awards paid to current or former executive officers during the three fiscal years immediately preceding the date of the restatement that are in excess of incentive compensation that would have been paid based on the restated financial results. The policy also provides that the compensation committee may in its discretion seek to recoup amounts of excess incentive compensation paid to any recipient of incentive compensation in the event of misconduct by such person, including fraud or other conduct that would lead to a “for cause” termination of employment.

Anti-Hedging and Anti-Pledging of Company Stock Policy

The Company’s Insider Trading Policy prohibits directors, NEOs and other officers who are subject to Section 16 of the Exchange Act (collectively, “Insiders”) from engaging in short sales of Company securities, or buying or selling put options, call options or other derivatives of Company securities.

The Insider Trading Policy prohibits Insiders from holding Company securities in a margin account or pledging Company securities as collateral for a loan, unless, in the case of a non-margin loan, an Insider can clearly demonstrate his or her financial ability to repay the loan without resorting to the pledged securities and secures the prior written approval of the Company’s General Counsel, which approval may be conditioned as deemed advisable by the General Counsel.

Tax Treatment and Accounting

Code Section 162(m) limits the deductibility for federal income tax purposes of certain compensation paid in any year by a publicly held corporation to its chief executive officer and its three other highest compensated officers other than its chief financial officer to $1 million per executive (the “$1 million cap”). The $1 million cap does not apply to “performance-based” compensation as defined under Code Section 162(m). Awards made under the LTIP may qualify as “performance-based” compensation for purposes of Code Section 162(m). The compensation committee will review and approve or recommend to the board of directors awards based on a number of factors, including preserving related federal income tax deductions, although the compensation committee retains the discretion to approve awards that do not qualify as “performance-based” compensation. For example, the compensation committee may decide to award restricted stock and other awards without performance conditions under certain circumstances.

The compensation committee also considers the accounting treatment and tax impact of its cash and equity compensation awards and agreements.

Determination of Compensation

In 2015, the compensation committee considered comparative market data in evaluating and setting compensation for executive officer positions. The compensation committee used market data from Hay Group (the compensation committee’s independent compensation consultant) provided in Hay Group’s 2014 Industrials Survey Data, which was a survey performed in October 2014.

In general, the Company’s objective is to provide base compensation that will attract and retain executives with the ability and experience required to manage the business with the market median as a target (in the aggregate for the NEOs based on survey data), and annual and long-term incentive compensation at the market median (based on survey data), with upside for superior performance. In the aggregate through 2014, NEO base salaries generally were 5% above the market median and, individually, NEO base salaries ranged from 4% below the market median to 16% above the market median. In the aggregate through 2014, NEO total compensation generally was 4% above the market median and, individually, NEO total compensation ranged from 11% below the market median to 24% above the market median. 2016 base compensation adjustments, if any, will be based on survey data and market targets recommended by Hay Group for the compensation committee’s consideration.

Fiscal Year 2016 Compensation Decisions

The compensation committee has made several decisions relating to fiscal year 2016 compensation. These decisions are summarized below:

•	Base compensation. During 2016 and beyond, base salary adjustments for each NEO will be considered and approved by the compensation committee prior to the anniversary date of the NEOs most recent base salary increase, with any adjustments to become effective on the anniversary date.

•	2016 annual incentive compensation. On January 7, 2016, the compensation committee re-approved the Company’s annual cash incentive program with no changes. Company net income will continue to be the program’s financial metric, which comprises 80% of the total bonus award and provides an incentive of up to 200% of target bonus for superior performance. The individual performance metrics comprise 20% of the total bonus award. Superior performance on individual performance metrics can result in a payment of 125% of target bonus on the individual performance metric portion of the total bonus.

•	Long-term incentive compensation. On January 13, 2016, the compensation committee approved awards of performance shares and time-vested restricted stock for our NEOs. The value of each award corresponded to the NEO’s annual bonus target and was comprised of performance shares and time-vested restricted stock, with each component having an equal grant date fair value. Performance shares will be earned and vest, if at all, on the third anniversary of the grant date based on the Company’s three-year cumulative EPS, provided that a minimum three-year average ROIC goal is also met or exceeded. Restricted stock awards will vest in whole on the third anniversary of the grant date. With respect to the performance shares, the compensation committee set the following three-year cumulative EPS levels: At the threshold three-year cumulative EPS performance level, 50% of the target number of shares will be earned, at the target three-year cumulative EPS performance level, 100% of the target number of shares will be earned, and at the maximum three-year cumulative EPS performance level, 200% of the target number of shares will be earned.

Consideration of Stockholder Advisory Vote on Executive Compensation

The Company’s stockholders were asked to vote, at the annual meeting of stockholders held on May 14, 2015, on a proposal to approve on an advisory basis the compensation of our 2014 NEOs. A substantial majority (over 98%) of the votes cast on that proposal were voted in favor of the proposal. The compensation committee considered the stockholders’ vote in connection with the design of the Company’s compensation programs and the discharge of its responsibilities generally and did not implement changes to our executive compensation program as a direct result of the stockholders’ advisory vote.

Compensation Risk Analysis

The Company has conducted a comprehensive risk assessment of all of our compensation programs with assistance from our outside legal counsel. This assessment affirmed that the Company does not utilize compensation policies or practices that are reasonably likely to have a material adverse effect on the Company. The CD&A section of this proxy statement describes generally our compensation policies and practices that are applicable to executive and management employees. Where possible, the Company uses common variable compensation designs with a significant focus on business financial performance.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding 2015 compensation for each of the Company’s NEOs. Information regarding 2014 and 2013 compensation is presented for such executives who were also NEOs in 2014 and/or 2013, as required by SEC rules. In accordance with SEC rules, compensation for Ms. Vlamis is not presented because her total compensation for 2015 did not exceed $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary[1] ($)	Bonus ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value[5] ($)	All Other Compensation[6] ($)	Total ($)
Joseph E. McNeely President and Chief Executive Officer, Former Vice President, Finance, Chief Financial Officer and Treasurer	2015 2014 2013	400,000 400,000 353,333	— — —	399,990 — 90,335	— 367,665 783,811	556,960 377,000 —	— — —	15,600 15,400 15,200	1,372,550 1,160,065 1,242,679
Charles F. Avery, Jr. Vice President, Finance, Chief Financial Officer and Treasurer	2015 2014 2013	300,000 300,000 125,000	— — —	149,996 — 128,310	— 183,833 —	205,260 135,000 —	— — —	15,907 13,000 2,500	671,163 631,833 255,810
Theodore W. Baun Senior Vice President, Marketing and Sales	2015 2014 2013	294,261 280,550 275,600	— — —	168,590 — 74,893	— 168,779 89,806	226,934 140,500 —	— 64,339 —	15,600 15,400 15,643	705,385 669,568 455,942
Thomas P. McCarthy Senior Vice President, Human Resources	2015 2014 2013	252,000 252,000 248,667	— — —	126,000 — 60,896	— 154,304 72,494	183,002 119,700 —	— — —	15,600 15,250 14,786	576,602 541,254 396,843
Kathleen M. Boege General Counsel and Corporate Secretary [7]	2015 2014 2013	211,418 305,692 289,808	— — —	154,012 — 29,124	— 183,833 34,775	— 153,750 —	— — —	21,506 15,250 15,183	386,936 658,525 368,890

[1]	Amounts disclosed in the Salary column represent base salary earned by the NEO during the respective year and include amounts deferred at the officer’s election.
[2]	Amounts disclosed in the Stock Awards column relate to grants of restricted stock and performance shares made under the LTIP. With respect to each restricted stock and performance share grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with ASC Topic 718. Grant date fair value of each restricted stock award was determined by multiplying the number of restricted shares granted by the Company’s stock price on the date of the grant. The grant date fair value of each performance share award was calculated based on the probable outcome of the performance conditions on the grant date and is consistent with our estimate of the aggregate compensation cost to be recognized over the service period. For this purpose, the probable outcome was assumed to be at the target level. The fair value of the performance share awards on the grant date was as follows:

Name	At Target ($)	At Maximum ($)
Mr. McNeely	199,995	399,990
Mr. Avery	74,998	149,996
Mr. Baun	84,295	168,591
Mr. McCarthy	63,000	126,001
Ms. Boege	77,006	154,012

The employment of Mr. Avery and Ms. Boege was terminated in January 2016 and September 2015, respectively, and, therefore, neither of them will receive any of the restricted stock or performance share awards granted during 2015.

[3]	Amounts disclosed in the Option Awards column relate to grants of stock options made under the LTIP. With respect to each stock option grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with ASC Topic 718. Grant date fair value was determined using a generally accepted option valuation methodology referred to as the Black-Scholes option pricing model. The assumptions used in calculating the grant date fair value of each stock option award are disclosed in the notes to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
[4]	Amounts disclosed in the Non-Equity Incentive Plan Compensation column represent amounts earned under the Company’s annual cash incentive program. None of the Company’s NEOs earned an annual cash incentive award with respect to 2013 performance.
[5]	Amounts disclosed in the Change in Pension Value column represent the actuarial increase in the present value of the NEO’s benefits under the Pension Plan, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Messrs. McNeely, Avery and McCarthy and Ms. Boege are not participants in the Pension Plan. The Change in Pension Value during 2015 was a decrease of $14,068 for Mr. Baun due to an increase in the interest rate assumption to 4.50% as of December 31, 2015 from 4.17% as of December 31, 2014. The Pension Plan is described in greater detail in the section of this proxy statement entitled “Executive Compensation—Pension Benefits at December 31, 2015.” The Company does not maintain a non-qualified deferred compensation plan or a supplemental pension plan.
[6]	See the following table for details regarding amounts disclosed in the All Other Compensation column for 2015.

All Other Compensation for 2015

Name	401(k) Company Matching Contribution[a] ($)	Health Club Membership ($)	Accrued Vacation Payment[b] ($)	Total All Other Compensation ($)
Mr. McNeely	15,600	—	—	15,600
Mr. Avery	15,600	307	—	15,907
Mr. Baun	15,600	—	—	15,600
Mr. McCarthy	15,600	—	—	15,600
Mr. McNeely	15,600	—	—	15,.600
Ms. Boege	15,545	—	5,961	21,506

a.	Represents amount contributed by the Company on behalf of the NEOs to the 401(k) plan for employees at the Company’s Johnstown, Pennsylvania and Chicago, Illinois locations.
b.	Represents accrued but unpaid vacation paid upon termination of employment.

[7]	Ms. Boege voluntarily resigned as General Counsel and Corporate Secretary effective September 4, 2015.

Supplemental Narrative to Summary Compensation Table

A substantial portion of the total compensation reported in the Summary Compensation Table above is paid to the NEOs pursuant to the terms of their employment agreements or other compensation plans maintained by the Company. See the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation.”

Grants of Plan-Based Awards for the Year Ended December 31, 2015

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares or Units of Stock[3] (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[5] ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Joseph E. McNeely	1/1/15 1/14/15	200,000 —	400,000 —	740,000 —	— 99,998	— 199,995	— 399,990	— 8,368	— —	— —	— 399,990
Charles F. Avery, Jr.	1/1/15 1/14/15	75,000 —	150,000 —	277,500 —	— 37,499	— 74,998	— 149,996	— 3,138	— —	— —	— 149,996
Theodore W. Baun	1/1/15 1/14/15	73,565 —	147,131 —	272,191 —	— 42,160	— 84,295	— 168,591	— 3,527	— —	— —	— 168,590
Thomas P. McCarthy	1/1/15 1/14/15	63,000 —	126,000 —	233,100 —	— 31,500	— 63,000	— 126,001	— 2,636	— —	— —	— 126,000
Kathleen M. Boege	1/1/15 1/14/15	52,855 —	105,709 —	195,562 —	— 38,503	— 77,006	— 154,012	— 3,222	— —	— —	— 154,012

[1]	Represents estimated payouts under the Company’s annual cash incentive program.
[2]	Represents grant-date “fair value” of performance share awards computed in accordance with ASC Topic 718.
[3]	Represents restricted stock awards made under the LTIP.
[4]	Represents stock option awards made under the LTIP.
[5]	Represents grant-date “fair value” of restricted stock, performance share and option awards computed in accordance with ASC Topic 718. Assumptions underlying the valuations are set out in footnotes 2 and 3 to the Summary Compensation Table above. The employment of Mr. Avery and Ms. Boege was terminated in January 2016 and September 2015, respectively, and, therefore, neither of them will receive any of the restricted stock or performance share awards granted during 2015.

Supplemental Narrative to Grants of Plan-Based Awards Table

Awards of stock options are made by the compensation committee under the LTIP. See the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Awards.”

Outstanding Equity Awards at 2015 Fiscal Year End

Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable[1]		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)[3]	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)[2]
Joseph E. McNeely	— — — 12,600 16,900 5,666 1,106 50,000 10,583		— — — — — 2,834 554 25,000 21,167	[4] [5] [6] [7]	— — — 29.88 23.40 24.56 20.39 20.39 25.55	— — — 1/13/2021 1/12/2022 1/18/2023 5/1/2023 10/4/2023 1/15/2024	1,054 209 8,368 — — — — — —	[8] [9] [10]	20,479 4,061 162,590 — — — — — —	— — 8,368 — — — — — —	— — 162,590 — — — — — —
Charles F. Avery, Jr.	— — 5,291		— — 10,584	[7]	— — 25.55	— — 1/15/2024	7,000 3,138 —	[11] [10]	136,010 60,971 —	— 3,138 —	— 60,971 —	[13]
Theodore W. Baun	— — 1,650 1,000 7,250 10,600 16,400 5,532 4,858		— — — — — — — 2,768 9,717	[4] [7]	— — 30.47 17.84 20.69 29.88 23.40 24.56 25.55	— — 1/13/2018 5/12/2019 2/23/2020 1/13/2021 1/12/2022 1/18/2023 1/15/2024	1,018 3,527 — — — — — — —	[8] [10]	19,780 68,530 — — — — — — —	— 3,527 — — — — — —	— 68,530 — — — — — — —
Thomas P. McCarthy	— — 10,540 7,250 10,500 13,700 4,466 4,441		— — — — — — 2,234 8,884	[4] [7]	— — 30.47 20.69 29.88 23.40 24.56 25.55	— — 1/13/2018 2/23/2020 1/13/2021 1/12/2022 1/18/2023 1/15/2024	828 2,636 — — — — — —	[8] [10]	16,088 51,217 — — — — — —	— 2,636 — — — — — —	— 51,217 — — — — — —
Kathleen M. Boege	— — 2,166 5,291	[13] [13]	— — 1,048 10,584	[13] [13]	— — 24.27 25.55	— — 1/14/2023 1/15/2024	400 3,222 — —	[13] [13]	7,772 62,603 — —	— 3,222 — —	— 62,603 — —

[1]	Nonvested option awards are disclosed in the table as unexercisable.
[2]	Market value of unvested shares of restricted stock and performance shares based on market closing price of the Company’s common stock on the NASDAQ Global Market of $19.43 on December 31, 2015.
[3]	Represents unearned performance shares at the target amount.
[4]	Option award vesting on January 18, 2016.
[5]	Option award vesting on May 1, 2016.
[6]	Option award vesting on October 4, 2016.
[7]	Option award vesting in two equal annual installments beginning on January 15, 2016.

[8]	Restricted stock award vesting on January 18, 2016.
[9]	Restricted stock award vesting on May 1, 2016.
[10]	Restricted stock award vesting on January 14, 2018.
[11]	Restricted stock award vesting on August 1, 2016.
[12]	Restricted stock award vesting in three equal annual installments beginning on December 1, 2016.
[13]	The employment of Mr. Avery and Ms. Boege was terminated in January 2016 and September 2015, respectively, and, therefore, neither of them will receive any of the unvested equity awards outstanding at the date of the respective termination.

Option Exercises and Stock Vested for the Year Ended December 31, 2015

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joseph E. McNeely	1,261	29,960
Charles F. Avery, Jr.	—	—
Theodore W. Baun	1,016	23,531
Thomas P. McCarthy	826	19,130
Kathleen M. Boege	400	9,560

Pension Benefits at December 31, 2015

Name	Plan Name[1]	Number of Years Credited Service[2] (#)	Present Value of Accumulated Benefit[3] ($)	Payments During Last Fiscal Year ($)
Joseph E. McNeely [4]	—	—	—	—
Charles F. Avery, Jr.[4]	—	—	—	—
Theodore W. Baun [5]	Johnstown America, LLC Nonrepresented Salaried Pension Plan	13.34	283,358	—
Thomas P. McCarthy[4]	—	—	—	—
Kathleen M. Boege[4]	—	—	—	—

[1]	The Company does not maintain a non-qualified or supplemental pension plan that provides benefits in excess of the limitations set forth in Code Sections 415 and 401(a)(17).
[2]	Years of credited service as of the same pension plan measurement date used for financial statement reporting purposes with respect to the fiscal year’s audited financial statements. The number of years shown is the actual service for each of the executives. The Company does not give credit for additional years of service to executives for any reason.
[3]	The actuarial present value calculated as of the same pension plan measurement date used for financial statement reporting purposes with respect to the fiscal year’s audited financial statements, as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.
[4]	Messrs. McNeely, Avery and McCarthy and Ms. Boege are not eligible to participate in the Pension Plan because they were hired after 2004.
[5]	Mr. Baun is fully vested in his accrued benefits under the Pension Plan. Mr. Baun’s benefits under the Pension Plan were frozen at December 31, 2009.

Supplemental Narrative to Pension Benefits Table

For a narrative description of the Pension Benefits Table see the section of this proxy titled “Compensation Discussion and Analysis—Elements of Executive Compensation—Retirement and Pension Benefits.”

Potential Payments upon Termination or Change of Control

This section describes and quantifies potential payments that may be made to each NEO at, following, or in connection with the resignation, severance, retirement or other termination of the NEO or a change of control of the Company. These benefits are in addition to benefits generally available to salaried employees. For a narrative description of the Potential Payments and Benefits Upon Termination or Change of Control tables see the section of this proxy titled “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs.”

The potential payments described below are estimates only. As such, the potential payments do not necessarily reflect the actual amounts that would be paid to each NEO, which would be known only at the time the NEO becomes eligible for payment due to a termination of employment or change of control. The Company does not provide any of its executives with change of control excise tax gross-ups. The following tables reflect potential amounts that could be payable to the applicable NEO if a change of control or the indicated termination of employment occurred at December 31, 2015.

Summarized below are the potential payments and benefits payable by the Company to each of our NEOs at, following or in connection with the indicated termination of employment or change of control as of December 31, 2015

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE OF CONTROL – MR. MCNEELY
Executive Benefits and Payments Upon Change of Control or Termination of Employment	Change of Control – No Termination[1]	Change of Control – Termination without Cause or for Good Reason[1]	Termination for Good Reason[1]	Termination without Cause [2]	Death	Disability
Compensation:
Base Salary	—	$800,000	$800,000	$400,000	—	—
Incentive Compensation	—	$377,000	$377,000	$188,500	—	—
Restricted Stock, Performance Shares and Stock Options: Unvested and Accelerated [1]	—	$349,721	$349,721	—	—	—
Benefits and Perquisites:
Continuing Benefits[3]	—	$20,837	$20,837	$10,418	—	—
Total:	—	$1,547,537	$1,547,537	$598,918	—	—

[1]	In the event of a “Change of Control,” Mr. McNeely becomes fully vested in his outstanding restricted stock, performance shares and stock option awards only if his employment is terminated following such Change of Control. The value of restricted stock and performance shares is based on the closing price of the Company’s common stock on December 31, 2015 ($19.43 per share) and the value of stock options is based on the aggregate spread between the exercise price of the options and such closing price.
[2]	In the event that the Company terminates Mr. McNeely’s employment without “Cause” or if he terminates his employment for “Good Reason,” the Company will pay the severance and benefits set forth in the table above.
[3]	In the event that the Company terminates Mr. McNeely’s employment without “Cause” or if he terminates his employment for “Good Reason,” Mr. McNeely will be entitled to continued participation in the Company’s group health benefit plan by him and such members of his family who participated in the group health benefit plan at the time of his termination without “Cause” for a period of 12 months at the same costs and coverage levels as applicable to active employees of the Company (or for a period of 24 months for termination for “Good Reason” or termination following a “Change of Control”).

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE OF CONTROL – MR. AVERY[1]
Executive Benefits and Payments Upon Change of Control or Termination of Employment	Change of Control – No Termination[2]	Change of Control – Termination without Cause[2]	Change of Control – Termination for Good Reason[2]	Termination without Cause or for Good Reason[3]	Death	Disability
Compensation:
Base Salary	—	$300,000	$300,000	$300,000	—	—
Incentive Compensation	—	$67,500	$67,500	$67,500	—	—
Restricted Stock, Performance Shares and Stock Options: Unvested and Accelerated [1]	—	$257,953	$257,953	—	—	—
Benefits and Perquisites:
Continuing Benefits[4]	—	$10,418	$10,418	$10,418	—	—
Total:	—	$635,871	$635,871	$377,918	—	—

[1]	Mr. Avery left as Vice President, Finance, Chief Financial Officer and Treasurer by mutual consent effective January 22, 2016. Pursuant to the terms of the Separation Agreement, Mr. Avery received a bonus for 2015 as set forth above under “Executive Compensation – Summary Compensation Table.”
2.	In the event of a “Change of Control,” Mr. Avery becomes fully vested in his outstanding restricted stock, performance shares and stock option awards only if his employment is terminated following such Change of Control. The value of restricted stock and performance shares is based on the closing price of the Company’s common stock on December 31, 2015 ($19.43 per share). The value of stock options is based on the aggregate spread between the exercise price of the options and such closing price.
[3]	In the event that the Company terminates Mr. Avery’s employment without “Cause” or if he terminates his employment for “Good Reason,” the Company will pay the severance and benefits set forth in the table above.
[4]	In the event that the Company terminates Mr. Avery’s employment without “Cause” or if he terminates his employment for “Good Reason,” Mr. Avery will be entitled to continued participation in the Company’s group health benefit plan by him and such members of his family who participated in the group health benefit plan at the time of his termination for a period of 12 months at the same costs and coverage levels as applicable to active employees of the Company.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE OF CONTROL – MR. BAUN
Executive Benefits and Payments Upon Change of Control or Termination of Employment	Change of Control – No Termination[1]	Change of Control – Termination without Cause[1]	Change of Control – Termination for Good Reason[1]	Termination without Cause or for Good Reason[2]	Death	Disability
Compensation:
Base Salary	—	$300,000	$300,000	$300,000	—	—
Incentive Compensation	—	$70,250	$70,250	$70,250	—	—
Restricted Stock, Performance Shares and Stock Options: Unvested and Accelerated [1]	—	$156,839	$156,839	—	—	—
Benefits and Perquisites:
Continuing Benefits[3]	—	$10,418	$10,418	$10,418	—	—
Total:	—	$537,507	$537,507	$380,668	—	—

[1]	In the event of a “Change of Control,” Mr. Baun becomes fully vested in his outstanding restricted stock, performance shares and stock option awards only if his employment is terminated following such Change of Control. The value of restricted stock and performance shares is based on the closing price of the Company’s common stock on December 31, 2015 ($19.43 per share). The value of stock options is based on the aggregate spread between the exercise price of the options and such closing price.

[2]	In the event that the Company terminates Mr. Baun’s employment without “Cause” or if he terminates his employment for “Good Reason,” the Company will pay the severance and benefits set forth in the table above.
[3]	In the event that the Company terminates Mr. Baun’s employment without “Cause” or if he terminates his employment for “Good Reason,” Mr. Baun will be entitled to continued participation in the Company’s group health benefit plan by him and such members of his family who participated in the group health benefit plan at the time of his termination for a period of 12 months at the same costs and coverage levels as applicable to active employees of the Company.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE OF CONTROL – MR. MCCARTHY
Executive Benefits and Payments Upon Change of Control or Termination of Employment	Change of Control – No Termination[1]	Change of Control – Termination without Cause[1]	Change of Control – Termination for Good Reason[1]	Termination without Cause or for Good Reason[2]	Death	Disability
Compensation:
Base Salary	—	$252,000	$252,000	$252,000	—	—
Incentive Compensation	—	$126,000	$126,000	$126,000	—	—
Restricted Stock, Performance Shares and Stock Options: Unvested and Accelerated [1]	—	$118,523	$118,523	—	—	—
Benefits and Perquisites:
Continuing Benefits[3]	—	$10,418	$10,418	$10,418	—	—
Total:	—	$506,941	$506,941	$388,418	—	—

[1]	In the event of a “Change of Control,” Mr. McCarthy becomes fully vested in his outstanding restricted stock, performance shares and stock option awards only if his employment is terminated following such Change of Control. The value of restricted stock and performance shares is based on the closing price of the Company’s common stock on December 31, 2015 ($19.43 per share). The value of stock options is based on the aggregate spread between the exercise price of the options and such closing price.
[2]	In the event that the Company terminates Mr. McCarthy’s employment without “Cause” or if he terminates his employment for “Good Reason,” the Company will pay the severance and benefits set forth in the table above.
[3]	In the event that the Company terminates Mr. McCarthy’s employment without “Cause” or if he terminates his employment for “Good Reason,” Mr. McCarthy will be entitled to continued participation in the Company’s group health benefit plan by him and such members of his family who participated in the group health benefit plan at the time of his termination for a period of 12 months at the same costs and coverage levels as applicable to active employees of the Company.

Ms. Boege. Ms. Boege voluntarily resigned from the Company effective September 4, 2015. Ms. Boege did not receive any severance benefits in connection with the termination of her employment.

Compensation Committee Report

The compensation committee of the board of directors (the “Committee”) has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with the Company’s management and, based on such review and discussions, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement, portions of which, including the Compensation Discussion and Analysis, have been incorporated by reference into the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2015.

Respectfully submitted by the Committee,	Malcolm F. Moore, Chairman

James D. Cirar
Thomas A. Madden
Andrew B. Schmitt

DIRECTOR COMPENSATION

Set forth below are summaries of the compensation paid to each of our directors in 2015, in both cash and equity awards.

2015 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]		Total ($)
James D. Cirar	53,000	54,988		107,988
William D. Gehl	120,000	54,988		174,988
Thomas A. Madden	53,000	54,988		107,988
Malcolm F. Moore[3]	52,500	64,147	[4]	116,647
Andrew B. Schmitt	58,000	54,988		112,988
S. Carl Soderstrom, Jr.	66,000	54,988		120,988
Robert N. Tidball[5]	29,000	—		29,000

[1]	Includes the following annual retainer fees, committee chairmanship fees and board of directors and committee meeting attendance fees:

	Mr. Cirar	Mr. Gehl	Mr. Madden	Mr. Moore	Mr. Schmitt	Mr. Soderstrom	Mr. Tidball
Retainer	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000	$20,000
Chairmanship	—	$70,000	—	$7,500	$10,000	$15,000	5,000
Attendance	$13,000	$10,000	$13,000	$5,000	$8,000	$11,000	4,000

Total	$53,000	$120,000	$53,000	$52,500	$58,000	$66,000	$29,000

[2]	Represents the grant date fair value of restricted shares granted by the Company during 2015 computed in accordance with ASC Topic 718. Grant date fair value was determined by multiplying the number of restricted shares granted by the average of the high and low stock trading prices for the Company’s common stock as reported by the NASDAQ Global Market on the grant date.
[3]	Mr. Moore was appointed as a director effective March 5, 2015.
[4]	Includes restricted shares with a grant date fair value of $9,158 awarded to Mr. Moore on the effective date of his appointment.
[5]	Mr. Tidball’s term on the board of directors ended on May 14, 2015.

The number of shares awarded to directors during 2015 and the aggregate unvested stock awards as of December 31, 2015 are as follows:

Director	Awards During 2015		Aggregate Unvested Stock Awards
James D. Cirar	2,255 shares		2,255 shares
William D. Gehl	2,255 shares		2,255 shares
Thomas A. Madden	2,255 shares		2,255 shares
Malcolm F. Moore	2,573 shares	[1]	2,255 shares
Andrew B. Schmitt	2,255 shares		2,255 shares
S. Carl Soderstrom, Jr.	2,255 shares		2,255 shares
Robert N. Tidball	—		—

[1]	Includes 318 restricted shares awarded to Mr. Moore on the effective date of his appointment.

General Description of Director Compensation

We reimburse directors for expenses incurred in connection with attendance at board or committee meetings. On December 3, 2014, our board of directors, at the recommendation of the compensation committee based on the study and suggestions of Hay Group, approved the Company’s non-executive director compensation policy (the “Director Compensation Policy”), which became effective January 1, 2015. Under the Director Compensation Policy, the annual cash retainer payable to non-executive members of the board of directors (inclusive of meeting fees for up to seven meetings annually) is $40,000. For each board meeting in excess of seven per year, non-executive members of the board of directors shall receive a meeting fee of $1,000 per board meeting.

In addition, the chairman and members of each board committee will receive additional compensation as follows:

	Chair Retainer (annual)	Meeting Fees (per meeting)
Audit	$15,000	$1,000
Compensation	$10,000	$1,000
Nominating and Corporate Governance	$10,000	$1,000

The chairman of the board of directors will also receive an incremental cash retainer of $70,000 per year. The cash retainers and meeting fees will be payable on a quarterly basis, in arrears, on the first day of each quarter.

In addition, each non-executive members of the board of directors is entitled to an annual equity award with a value of $55,000, with the shares to vest fully on the earlier of (a) the first anniversary of the date of grant or (b) the next annual meeting of the Company’s stockholders following the date of grant. The Company does not provide any incentive-based non-equity compensation to directors and does not maintain a defined benefit or actuarial pension plan or a deferred compensation plan for directors.

Stock Ownership Requirements

The board of directors expects that each non-executive director will maintain Company stock holdings at least equal to the aggregate number of shares (including options or shares granted but not vested) that the Company has awarded to the non-executive director during the three-year period ending on any given date of determination. The director may reduce the amount of stock holdings by the number of shares the director has applied directly to the payments of taxes on such awards. Company stock holdings that count towards meeting ownership requirements include: (a) shares owned outright or in trust; and (b) stock options, restricted stock or restricted stock units, including options or shares granted but not vested. If a director consistently fails to comply with the stock ownership requirements, the compensation committee will take such actions as it deems appropriate, including, but not limited to allocating an additional amount of the director’s annual compensation to the purchase of stock in accordance with the program or reducing future equity compensation awards.

Registration Rights Agreement

We entered into a registration rights agreement, dated as of April 11, 2005, with substantially all of our stockholders as of immediately prior to the completion of our initial public offering. The stockholders that are party to the registration rights agreement had the right to require us, subject to certain terms and conditions, to register their shares of our common stock under the Securities Act of 1933, as amended, at any time. The selling stockholders in our secondary offering exercised their demand registration rights to require us, subject to certain terms and conditions, to register their shares of our common stock under the Securities Act of 1933, as amended. We and certain of our stockholders remain party to the registration rights agreement.

EQUITY COMPENSATION PLAN INFORMATION

This table contains information as of December 31, 2015 about the Company’s equity compensation plans, all of which have been approved by the Company’s stockholders.

	Number of common shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of common shares remaining available for future issuance under equity compensation plans (excluding common shares reflected in the first column)
Equity compensation plans approved by stockholders	616,118	[1]	$24.80	[2]	850,360	[3]
Equity compensation plans not approved by stockholders	-0-		n/a		-0-

Total	616,118		$24.80		850,360

[1]	Includes an aggregate of 85,317 restricted shares that were not vested as of December 31, 2015 and 23,018 performance shares that were not vested or earned as of December 31, 2015.
[2]	Weighted-average exercise price of outstanding options excludes restricted shares.
[3]	Represents shares of common stock authorized for issuance under the LTIP in connection with awards of stock options, share appreciation rights, restricted shares, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE REPORT

Fees Billed by Independent Registered Public Accounting Firm

The audit committee has adopted a pre-approval policy pursuant to which it must pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services and tax services. Under the policy, the audit committee may delegate the authority to pre-approve any audit or non-audit services to be provided by our independent registered public accounting firm to one or more of its members. The pre-approval of services by a member of the audit committee pursuant to this delegated authority, if any, must be reported at the next meeting of the audit committee.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided by our independent registered public accounting firm. Unless the audit committee determines otherwise, the term for any service pre-approved by the audit committee is twelve months from the date of pre-approval. Any pre-approval must set forth in detail the particular service or type of services to be provided and is generally subject to a specific cost limit. Any services that exceed these cost limits require specific approval by the audit committee. The audit committee may periodically review and, as necessary, revise the list of pre-approved services based on subsequent determinations. During fiscal years 2015 and 2014, there were no audit-related services provided to us by Deloitte & Touche LLP.

The following table presents fees for audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte entities”) for the audit of our annual financial statements for the fiscal years ended December 31, 2015 and 2014, and fees billed for other services rendered by the Deloitte entities during those periods.

Fees	Fiscal Year Ended December 31, 2015	Fiscal Year Ended December 31, 2014
Audit Fees[1]	$836,711	$802,017
Audit-Related Fees[2]	—	—
Tax Fees[3]	—	—
Total	$836,711	$802,017

[1]	Audit Fees include fees billed or expected to be billed for professional services rendered for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports and other related services that are normally provided in connection with statutory and regulatory filings.
[2]	Audit-Related Fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our annual consolidated financial statements and not reported under “Audit Fees.”
[3]	Tax Fees include fees billed or expected to be billed for services performed related to tax compliance, tax advice and tax planning.

Report of the Audit Committee

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

The audit committee is currently comprised of Messrs. Cirar, Gehl, Madden and Soderstrom. Our board of directors has determined that each member of the audit committee meets the independence requirements under the listing standards of the NASDAQ Global Market, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission. The committee operates under a written charter that was adopted by our board of directors.

The committee oversees our accounting and financial reporting process on behalf of our board of directors. Management has the primary responsibility for the preparation of our financial statements and the disclosure and financial reporting process, including establishing a system of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management and Deloitte & Touche LLP, our independent registered public accounting firm, the audited financial statements as of and for the year ended December 31, 2015 and the reports of Deloitte & Touche LLP issued in connection therewith. Deloitte & Touche LLP is responsible for expressing an opinion on the conformity of these audited financial statements with generally accepted accounting principles.

The committee has discussed and reviewed with Deloitte & Touche LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees), which includes, among other things, matters related to the conduct of the audit of our financial statements. The committee has also received from Deloitte & Touche LLP the written disclosures describing the relationships between Deloitte & Touche LLP and us that might bear on the independence of Deloitte & Touche LLP consistent with and required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

In reliance on the reviews and discussions referred to above, the committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission. The committee and our board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016.

Respectfully submitted by the audit committee,

S. Carl Soderstrom, Jr., Chairman

James D. Cirar

William D. Gehl

Thomas A. Madden

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under its charter, our audit committee is responsible for the review and approval of “related-person transactions” involving the Company or its subsidiaries and related persons. As defined under the SEC’s rules, a “related person” is a director, executive officer, nominee for director or 5% stockholder of the Company, and their immediate family members. Any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest must be reported in our filings with the SEC pursuant to its rules. The audit committee charter does not specify the standards to be applied by the committee in reviewing related-person transactions. However, we expect that the committee will consider all relevant facts and circumstances, including, if applicable, but not limited to: the benefits to the Company; the impact on a director’s independence in the event that the related person is a director, an immediate family member of a director or an entity in which a director is a partner, security holder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available for similar transactions with unrelated third parties.

We identify transactions for review through our Code of Business Conduct and Ethics and our annual directors’ and officers’ questionnaires, which require employees, executive officers and directors to disclose transactions or relationships that may constitute conflicts of interest.

There were no related-person transactions during 2015.

2017 ANNUAL MEETING OF STOCKHOLDERS

We expect that our 2017 annual meeting of stockholders will be held within 30 days of May 12, 2017, which will be the first anniversary of the upcoming annual meeting. Subject to certain exceptions set forth in our by-laws, proposals of stockholders intended for inclusion in the proxy statement for our 2017 annual meeting of stockholders must be received by our Secretary at our principal executive offices (currently at Two North Riverside Plaza, Suite 1300, Chicago, Illinois 60606) by December 1, 2016. If a stockholder intends to present a proposal at the 2017 annual meeting of stockholders, but not to have such proposal included in our proxy statement relating to that meeting, such proposal must be received by our Secretary not earlier than January 12, 2017 and not later than February 11, 2016. Such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, Computershare Investor Services, P.O. Box 43078, Providence, Rhode Island 02940.

By Order of the Board of Directors
FreightCar America, Inc.

/s/ Georgia L. Vlamis

GEORGIA L. VLAMIS
Vice President, General Counsel and Corporate Secretary

FREIGHTCAR AMERICA, INC.
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Central Time, on May 12, 2016.

Vote by Internet • Go to www.investorvote.com/RAIL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote “FOR” all the nominees listed in Proposal 1, and
“FOR” Proposals 2 — 3.

1.	Election of Class II directors: Nominees:	For	Withhold		For	Withhold
	01 - William D. Gehl	☐	☐	02 - Andrew B. Schmitt	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐	3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Please check here if you plan to attend the Annual Meeting of Stockholders.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as your name appears on the proxy. If held in joint tenancy, all persons should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, limited liability company or other similar entity, please sign in such entity’s name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
029LLC

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2016:

Our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2015 are available at: www.railproxy.info

If you have not voted via the Internet or telephone, please return voted proxies to:

Proxy Services

c/o Computershare Investor Services

PO Box 43101

Providence, RI 02940-5067

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — FreightCar America, Inc.

ANNUAL MEETING OF STOCKHOLDERS

MAY 12, 2016

The Metropolitan Club

233 S. Wacker Drive

67th Floor, Illinois Room

Chicago, Illinois 60606

10:00 a.m. (local time)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FREIGHTCAR AMERICA, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2016 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints Matthew S. Kohnke and Georgia L. Vlamis, and each of them, as proxies with full power of substitution to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of FreightCar America, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. (local time) on May 12, 2016 at The Metropolitan Club, 233 S. Wacker Drive, 67th Floor, Illinois Room, Chicago, Illinois 60606, and at any postponement(s) or adjournment(s) thereof and, in such proxies’ discretion, to vote upon such other business as may properly come before the meeting, and at any postponement(s) or adjournment(s) thereof, as set forth in the related Notice of Annual Meeting and Proxy Statement, the receipt of which is hereby acknowledged. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting and any adjournment(s) or postponement(s) thereof. This proxy card is valid only when signed and dated.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL THE CLASS II DIRECTOR NOMINEES, “FOR” APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

(Continued and to be dated and signed on the reverse side.)